Exhibit 10.1

OFFICE LEASE

BY AND BETWEEN

MISSION TOWERS, LLC,
a Delaware limited liability company,
 as Landlord

And

WEBEX COMMUNICATIONS, INC.,
a Delaware corporation,
as Tenant

For Leased Premises located at
3979 Freedom Circle Drive, S
anta Clara, California

OFFICE LEASE

THIS OFFICE LEASE (“ Lease ”) is entered and dated for reference purposes only as April 21, 2004, by and between “Landlord” and “Tenant” (as such terms are defined below).
ARTICLE 1
SALIENT LEASE TERMS

In addition to the terms defined throughout this Lease, the following salient terms shall have the following meanings when referred to in this Lease:

1.1	Rent Payment Address:	Divco West Property Services, LLC 100 Park Center Plaza, Suite 425 San Jose, California 95113
1.2	“Landlord” and Notice Address:	Mission Towers, LLC, c/o Divco West Property Services, LLC 100 Park Center Plaza, Suite 425 San Jose, California 95113 Attention: Property Manager
With a copy to: Divco West Property Services, LLC 400 Hamilton Avenue Fourth Floor Palo Alto, California 94301-1833 Attention: Asset Manager
1.3	“Tenant” and Notice Address:	Prior to the Commencement Date: WebEx Communications, Inc. 307 West Tasman Drive San Jose, California 95134 Attention: Jeff Teddleton
Following the Commencement Date: WebEx Communications, Inc. 3979 Freedom Circle Drive, Suite 1200 Santa Clara, California 95054 Attention: Michael Everett
1.4	“Initial Premises”:	3979 Freedom Circle Drive, Santa Clara, California, comprising approximately 111,851 square feet of Rentable Area on Floors 1 and 9– 12 of the Building, as outlined in Exhibit B-1 attached hereto.

1.5	“Secondary Premises”:	3979 Freedom Circle Drive, Santa Clara, California, comprising approximately 49,598 square feet of Rentable Area on Floors 7 and 8 of the Building, as outlined in Exhibit B-2 attached hereto.

1.6	“Leased Premises”:
As of the Estimated Commencement Date for the Initial Premises and
until the Estimated Commencement Date for the Secondary Premises,
“ Leased Premises ” shall mean the Initial Premises. As of the Estimated Commencement Date for the Secondary Premises, “ Leased Premises ” shall collectively mean the Initial Premises and the Secondary Premises.

1.7	“Building”:

That building located at 3979 Freedom Circle Drive, Santa Clara,
California, containing approximately 283,132 square feet of Rentable Area, which shall be deemed the actual square footage of Rentable Area in the Building.

1.8	“Complex”:

The Parking Garage (hereinafter defined), the Building, the parcel of land that contains the Building, and the Common Areas (hereinafter defined), all as generally outlined in Exhibit A attached hereto.

1.9	Estimated Commencement Dates:	January 1, 2005 (“ Estimated Commencement Date for the Initial Premises ”) January 1, 2008 (“ Estimated Commencement Date for the Secondary Premises ”)
1.10	“Term for the Initial Premises”:

A period of 120 months following the Commencement Date (as defined in Article 2) for the Initial Premises, plus any partial month for the month in which the Commencement Date for the Initial Premises occurs if the commencement occurs on other than the first day of a calendar month. Such period shall sometimes be referred to herein as the “ Initial Term for the Initial Premises ”. If the Commencement Date for the Initial Premises is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date for the Initial Premises occurs plus the first full calendar month thereafter, and minimum monthly rent for such first month shall include the full monthly rent for the first full calendar month plus monthly rent for the partial month in which the Commencement Date for the Initial Premises occurs prorated on a daily basis at the monthly rent provided for the first calendar month. The Initial Term shall end on the last day of the 120th full calendar month following the Commencement Date for the Initial Premises (the “ Termination Date ”), unless terminated early in accordance with this Lease.

1.11	“Term for the Secondary Premises”:
A period of 84 months following the Secondary Premises Commencement Date (as defined in Section 34.2(a)), plus any partial month for the month in which the Secondary Premises Commencement Date occurs if the commencement occurs on other than the first day of a calendar month. Such period shall sometimes be referred to herein as the “ Initial Term for the Secondary Premises ” and collectively, with the Initial Term for the Initial Premises, referred to herein as the “ Term ”. If the Secondary Premises Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Secondary Premises Commencement Date occurs plus the first full calendar month thereafter, and minimum monthly rent for such first month shall include the full monthly rent for the first full calendar month plus monthly rent for the partial month in which the Secondary Premises Commencement Date occurs prorated on a daily basis at the monthly rent provided for the first calendar month. The Initial Term for the Secondary Premises shall be coterminous with the Initial Term for the Initial Premises. The Initial Term for the Secondary Premises shall end on the Termination Date, unless terminated early in accordance with this Lease.

1.12	“Minimum Monthly Rent” for Initial Premises:	(A)	Lease Year	Floors	Rentable Square Feet	Monthly Rent NNN psf	Minimum Monthly Rent
			1	1&9–12	111,851	$ 0.25	$27,962.75
			2	1&9–12	111,851	$ 0.25	$27,962.75
			3	1&9–12	111,851	$ 0.25	$27,962.75
			4	1&9–12	111,851	$ 1.68	$187,909.68
			5	1&9–12	111,851	$ 1.68	$187,909.68
			6	1&9–12	111,851	$ 1.68	$187,909.68
			7	1&9–12	111,851	$ 1.68	$187,909.68
			8	1&9–12	111,851	$ 1.68	$187,909.68
			9	1&9–12	111,851	$ 1.68	$187,909.68
			10	1&9–12	111,851	$ 1.68	$187,909.68
		(B)	Advance Rent :				$27,962.75

	“Minimum Monthly Rent” for Secondary Premises:	(C)	Lease Year	Floors	Rentable Square Feet	Monthly Rent NNN psf	Minimum Monthly Rent
			4	7&8	49,598	$ 1.68	$83,324.64
			5	7&8	49,598	$ 1.68	$83,324.64
			6	7&8	49,598	$ 1.68	$83,324.64
			7	7&8	49,598	$ 1.68	$83,324.64
			8	7&8	49,598	$ 1.68	$83,324.64
			9	7&8	49,598	$ 1.68	$83,324.64
			10	7&8	49,598	$ 1.68	$83,324.64
1.13	“Security Deposit”:	$4,000,000.00 (to be in the form of cash or letter of credit)
1.14	“Permitted Use”:
The Leased Premises shall be used solely for (i) general office use, (ii) research and development (including a computer lab) that is consistent with research and development uses in class “A” high rise office buildings in Silicon Valley, and (iii) a cafeteria and fitness center located on the first floor of the Building, for use by Tenant’s employees, of a type that is consistent with those found in office campuses in the Silicon Valley, but for no other use.

1.15	“Proportionate Share”:	Tenant’s initial Proportionate Share is 39.5049% based on the ratio that the Rentable Area of the Leased Premises ( i.e. , 111,851 square feet) bears to the Rentable Area of the Building ( i.e. , 283,132 square feet) until the Commencement Date for the Secondary Premises, and thereafter is 57.0225% .
1.16	“Broker”:	Cornish & Carey (“ Landlord’s Broker ”) and Colliers International, Inc. (“ Tenant’s Broker ”)
1.17	“Reciprocal Easement Agreement”:
That Amended and Restated Easement Agreement dated as of July 7, 2003, and recorded July 8, 2003 in the Official Records of Santa Clara
County, California as Document No. 17164202, as the same may be amended from time to time.

1.18	Parking Allocaton:	421 parking spaces during Lease Years 1 through 3. 608 parking spaces during Lease Years 4 through 10.
1.19	Contents:	Included as part of this Lease are the following Exhibits and addenda which are attached hereto and incorporated herein by this reference:

Exhibits:	A – Plan of the Complex
    B-1 – Floor Plan of the Initial Premises
    B-2 – Floor Plan of the Secondary Premises
    C – Work Letter for Tenant Improvements
    D – Acknowledgment of Commencement Date
    E – Rules & Regulations
    F – Form of Letter of Credit
    G – Signage
    H– List of Restrictions
    I – Form of Memorandum of Lease
    J – Form of SNDA

ARTICLE 2
ADDITIONAL DEFINITIONS

The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.

“ Commencement Date ” shall mean the earlier of (a) the date by which the Tenant Improvements to be constructed by Landlord pursuant to Exhibit C have been “Substantially Completed,” subject to “Tenant Delays” and “Force Majeure Delays” (as such terms are defined in Exhibit C attached hereto) (the “ Actual Delivery Date ”), or (b) the date Tenant takes possession of the Leased Premises; provided, however, that such possession shall not include Tenant’s Pre-Term Possession pursuant to Section 4.3. However, if there is any delay in Substantially Completing the Tenant Improvements due to any Tenant Delay, then such delay shall thereupon effect a postponement of the date by which Landlord is obligated to Substantially Complete the Tenant Improvements by one (1) day for each day of Tenant Delay pursuant to Exhibit C ; however, the Commencement Date shall be deemed the date the Tenant Improvements would have been completed but for Tenant Delays notwithstanding that Tenant may not be able to occupy or use the Leased Premises at the time. Thus, the date for commencement of Rent and all additional rent shall not be delayed by Tenant Delay. Notwithstanding anything herein to the contrary, (i) in no event shall Tenant be required to take possession of the Leased Premises prior to January 1, 2005, and (ii) in no event shall Tenant’s obligation to pay Minimum Monthly Rent begin prior to January 1, 2005.

    “Common Areas ” shall mean all areas and facilities outside the Leased Premises within the exterior boundaries of the parcel of land containing the Building of which the Leased Premises form a part, together with the exterior plaza and access areas within the Complex, all as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building, the Parking Garage, the driveways and landscaped areas in the Complex as generally outlined on Exhibit A attached hereto. Exhibit A is tentative and Landlord reserves the right to make alterations thereto from time to time.

“Insurance Costs ” shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its discretion for (a) the Leased Premises, the Building, the Parking Garage and the Common Areas of the Complex, and any blanket policies, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees, (c) such other coverage Landlord elects to obtain for the Leased Premises, the Building and/or the Common Areas of the Complex, including, without limitation, coverage for environmental liability and losses, and (d) such insurance premiums charged to Landlord under the Reciprocal Easement Agreement; provided, however, that with respect to any particular casualty event affecting the Complex, Tenant shall not be required to pay to Landlord an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in reimbursement of the insurance deductible incurred by Landlord attributable to such event. Notwithstanding the foregoing, earthquake insurance premiums paid by Landlord on an annual basis shall be included in Insurance Costs hereunder only to the extent that the amount of such premiums do not exceed five (5) times the amount of annual premiums then paid by Landlord for all-risk insurance covering the Complex.

“Lease Year ” means any calendar year, or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.

“Tenant Improvements ” shall mean the tenant improvements to be constructed pursuant to Exhibit C attached hereto.

“Operating Costs ” means all expenses, costs and disbursements of any kind other than Taxes and Insurance Costs paid, incurred or payable by Landlord, or others on behalf of Landlord, in connection with the ownership, management, operation, maintenance and repair and other related activities in connection with any part of the Building and the Common Areas of the Complex and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, in accordance with Landlord’s standard accounting procedures. Operating Costs shall include, but not be limited to, the aggregate of the amount paid for:

(1)    all gas, electric, water, sewers, oil and other utilities, including any surcharges, imposed, serving the Building and the Common Areas of the Complex;

(2)    painting for the Building and the Common Areas of the Complex; managerial and administrative expenses;

(3)   the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building and/or the Common Areas of the Complex;

(4)    the amount paid or payable for all supplies occasioned by everyday wear and tear;

(5)    the costs of window and exterior wall cleaning of the Building and the Common Areas of the Complex; and the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Complex, or any portion thereof;

(6)    the cost of accounting services necessary to compute the rents and charges payable by Tenants and keep the books of the Building and the Common Areas of the Complex;

(7)    the Property Management Fee; as used herein, “ Property Management Fee ” means a management fee recovery in an amount equal to three percent (3%) of Minimum Monthly Rent payable by Tenant hereunder from time to time;

(8)    fees for office rent (provided that such office space is limited to 800 square feet of space in the Building), supplies, equipment, salaries, wages, payroll tax, workers compensation, disability insurance, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Building and/or the Common Areas of the Complex;

(9)    fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;

(10)    the cost of porters, guards and other protection services;

(11)    the cost of establishing and maintaining the Building’s directory board;

(12)    payments for general maintenance and repairs to the plant and equipment, including supplying climate control to the Building and the Common Areas of the Complex;

(13)    the cost of supplying all services pursuant to Article 11 hereof to the extent such services are not paid by individual tenants;

(14)    the cost for the repair and replacement of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building and the Common Areas of the Complex;

(15)    all assessments, costs and charges payable by Landlord under the Reciprocal Easement Agreement, and all community association dues, assessments and charges and property owners’ association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building;

(16)    all costs to upgrade, improve or change the utility, efficiency or capacity of any utility or telecommunication system serving the Building and the Common Areas of the Complex;

(17)    the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters within the Building or the Common Areas of the Complex;

(18)    the repair and replacement of any equipment or facilities serving or located within the Complex; and

(19)    the cost of any Capital Repairs, Improvements and Replacements (as those terms are hereinafter defined) made by Landlord to the Building or the Common Areas of the Complex in accordance with the terms of this Lease to the extent that Landlord is obligated hereunder to complete such Capital Repairs, Improvements and Replacements (or, in the case of improvements described in clauses (a) and (b) below, to the extent that Landlord elects to complete Capital Repairs, Improvements and Replacements) (“ Capital Costs ”). Capital Repairs, Improvements and Replacements shall mean: (a) replacement of capital improvements or Building or Common Area service equipment when required because of normal wear and tear; (b) costs for capital improvements incurred for the purpose of reducing other operating expenses or utility costs, from which Tenant can expect a reasonable benefit, and (c) costs for capital improvements that are required by governmental law, ordinance, regulation or mandate, not applicable to the Complex at the time of the Commencement Date that arise after the Commencement Date. Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as determined by Landlord in its good faith discretion, with interest on the unamortized balance at the higher of (i) the prime rate published from time to time by the Wall Street Journal; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed from an unaffiliated third-party lender for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law. All Capital Costs shall be amortized as provided above; and

(20)    the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Costs, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program;

Operating Costs shall not include the following:

(1)    legal expenses incurred expressly for negotiating a lease with a particular tenant, or as a result of a default of a specific tenant;

(2)    costs of installing leasehold improvements in leasable space for tenants or occupants or prospective tenants or occupants of the Building;

(3)    real estate brokers’ leasing commissions;

(4)    legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

(5)    any cost or expenditure to the extent for which Landlord is reimbursed, by insurance proceeds or otherwise, except by a tenant’s direct or pro rata share of payment;

(6)    depreciation or amortization of the Building or its contents or components, except to the extent of amortization of Capital Costs as provided above;

(7)    legal expenses incurred in enforcing the terms of any other lease at the Building;

(8)    any bad debt loss, rent loss, or reserve for bad debt or rent loss;

(9)    Capital Costs (except as set forth above);

(10)    sums (other than the Property Management Fee, it being agreed that the management fees included in Operating Costs are as described in the first subclause (7) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, the Building and/or the Leased Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(11)    any fines, penalties or interest resulting from the negligence or willful misconduct of Landlord or its agents, contractors, or employees;

(12)    advertising and promotional expenditures;

(13)    costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or the Property;

(14)    expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty;

(15)    wages, salaries or other compensation paid or the cost of benefits provided to asset managers, leasing agents, promotional directors, officers, directors, and executives of Landlord that are above the rank of property manager;

(16)    principal, interest, points and other fees on any mortgage financing encumbering the Complex, and rentals on any ground lease affecting the Complex;

(17)    costs incurred by Landlord in remediating any contamination by Hazardous Materials; provided, however, that nothing contained in this subparagraph shall be deemed to limit, modify or otherwise affect any other obligations of Tenant under this Lease.

(18)    costs incurred by Landlord in connection with Landlord’s obligations in Section 10.1 below.

“Parking Garage ” means the parking structure, fixtures and other improvements now located on the Complex as generally depicted in Exhibit A attached hereto. The Parking Garage is located on land not owned by Landlord, but such land and the Parking Garage are subject to the Reciprocal Easement Agreement.

“Proportionate Share ” shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Leased Premises and the denominator of which is the Rentable Area of the Building. Tenant’s Proportionate Share as of the commencement of the Term hereof is specified in Section 1.15. Notwithstanding the preceding provisions of this Section, Tenant’s Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other tenants in the Building to directly incur such expenses rather than have Landlord incur the expense in common for the Building (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Tenant’s proportionate share of the applicable expense shall be calculated as having as its denominator the Rentable Area of all floors rentable to tenants in the Building less the Rentable Area of tenants who have incurred such expense directly. In any case in which Tenant, with Landlord’s consent, incurs such expenses directly, Tenant’s proportionate share will be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other tenants in the Building shall not be prorated to Tenant. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Building to incur any Operating Costs, except that Tenant shall have the right to separately arrange for janitorial services for the Leased Premises at Tenant’s cost and expense in accordance with the terms of Section 11.5 below. If Tenant so arranges for separate janitorial service, Tenant shall continue to be responsible for paying its Proportionate Share of janitorial services for the Building and Common Areas (excluding the cost of any janitorial services provided to areas of the Building leased to Tenant or to other tenants). Any such permission shall be in the sole discretion of Landlord, which Landlord may grant or withhold in its arbitrary judgment.

“Real Estate Taxes ” or “ Taxes ” shall mean and include all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the parcel containing the Building and all other improvements on such parcel, including the various estates in such parcel and the Building and improvements thereon, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant or any other tenant; except that it shall exclude any taxes of the kind covered by Section 6.1 hereof. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Building, the Common Areas or the Complex, or, as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Leased Premises, the Building, a parcel or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of the Leased Premises, the Building, a parcel or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes.

    Taxes shall also include the amount of Taxes payable by Landlord under the Reciprocal Easement Agreement for the Parking Garage the parcel of land that contains the Parking Garage.

    Taxes shall also include the reasonable cost to Landlord of contesting the amount, validity, or the applicability of any Taxes. If at any time during the Term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building, the Common Areas or to other improvements on the land shall be deemed to be included within the term Real Estate Taxes or Taxes for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes or Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Leased Premises, the Building, the Common Area or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Tenant is responsible hereunder.

Notwithstanding anything to the contrary contained in the foregoing definition of Real Estate Taxes, Tenant shall not be responsible or liable for the payment of (a) any state or federal income taxes assessed against Landlord, (b) any estate, succession or inheritance taxes of Landlord, (c) any corporation franchise taxes imposed upon the corporate owner of the fee of the Building, (d) any penalties or interest incurred by Landlord as a result of Landlord’s late payment of taxes, or (e) any tax, charge or surcharge resulting from the contamination of the Complex by Hazardous Materials that were not brought onto the Complex by Tenant or its employees, agents, contractors or licensees.

“Rent ” means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

“Rentable Area ” as used in this Lease shall be determined in accordance with the 1996 ANSI/BOMA Standard Method of Measuring Floor Area in Office Buildings. The Rentable Area of the Leased Premises is deemed to be the square footage set forth in Section 1.6 of this Lease as of the date hereof, and the Rentable Area of the Building is deemed to be the square footage set forth in Section 1.7 hereof. Landlord and Tenant stipulate and agree that the rentable square footage of the Leased Premises and of the Building are correct and shall not be remeasured.

“Structural ” as herein used shall mean any portion of the Leased Premises, the Building or the Common Areas of the Complex which provides bearing support to any other integral member of the Leased Premises, the Building or the Common Areas of the Complex such as the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, slabs, curtain walls, columns, beams, shafts, and other load bearing members constructed by Landlord.

ARTICLE 3
PREMISES AND COMMON AREAS

3.1    Demising Clause . Landlord hereby leases to Tenant, and Tenant hires from Landlord the Leased Premises, consisting of the approximate square footage listed in the Salient Lease Terms, which the parties agree shall be deemed the actual square footage.

3.2   Temporary Premises . From and after the full execution of this Lease by Landlord and Tenant and ending thirty (30) days after the occurrence of the Commencement Date (the “ Temporary Premises Expiration Date ”), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately twenty-four thousand nine hundred seven (24,907) rentable square feet located on the fifth (5th) floor of the Building (the “ Temporary Premises ”) upon and subject to the terms of this Lease, except that Tenant shall not be required to pay Minimum Monthly Rent or Operating Costs, Insurance Costs or Taxes with respect to such Temporary Premises (provided, however, that Tenant shall pay to Landlord costs of janitorial services, separately-metered utilities and other services provided to Tenant). Tenant accepts the Temporary Premises in its “as is” condition and agrees that Landlord shall have no obligation to improve or otherwise alter the Temporary Premises. Any installation of cabling or wiring in the Temporary Premises by Tenant shall be performed by Tenant at Tenant’s sole cost and expense and in accordance with the terms of Article 12 below. On the Temporary Premises Expiration Date or such earlier date if this Lease is terminated, Tenant shall surrender the Temporary Premises to Landlord in accordance with the terms of Article 27 of this Lease. On or before the date that Tenant surrenders the Temporary Premises to Landlord, Tenant shall remove its cabling and wiring from the Temporary Premises and shall restore the Temporary Premises to substantially the same condition existing as of the date Tenant takes occupancy of the Temporary Premises, reasonable wear and tear, damage by casualty or condemnation excepted.

3.3    Reservation . Landlord reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Building and the Common Areas of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building (excluding the Leased Premises) or the Common Areas of the Complex and/or the address of the Building without the consent of Tenant; provided, however, that Landlord shall not change the address of the Building unless required to do so by the City and County of Santa Clara or by applicable law, in which case Landlord shall notify Tenant of such anticipated change of address. Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant’s business in the Leased Premises.

3.4    Covenants, Conditions and Restrictions . The parties agree that this Lease is subject to the effect of (a) those certain covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record listed on Exhibit H attached hereto, including, without limitation, the Reciprocal Easement Agreement referred to in the Salient Lease Terms; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex (collectively, the “ Restrictions ”); provided, however, that Landlord shall not hereafter create, without the written consent of Tenant, any new Restrictions that materially and adversely affect Tenant’s rights under this Lease. This Lease is subordinate to the Restrictions and any amendments or modifications thereto.

3.5    Common Areas . Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, with reasonable prior notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(a)    Common Areas—Changes . Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(1)    Subject to the terms of Section 3.5(c) below, to make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(2)    To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Leased Premises remains available;

(3)   To designate other land outside the boundaries of the Building to be a part of the Common Areas;

(4)      To add additional improvements to the Common Areas;

(5)    To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Complex, or any portion thereof;

(6)    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building and the Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

In exercising any of the foregoing rights, (i) Landlord shall not prevent Tenant from having reasonable access to the Leased Premises or the Parking Garage, and (ii) Landlord shall not take any action that will unreasonably and adversely affect Tenant’s parking rights hereunder.

(b)    Common Area Maintenance. Landlord shall, in Landlord’s reasonable discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease), establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, the Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease. As of the date hereof, the owner of the Mission Tower One Building (as defined in Section 3.5(c)(1) below maintains the Parking Garage.

(c)    Parking. Provided that Tenant is not in Default of any term or provision of this Lease or has not vacated the Leased Premises, Tenant is allocated and shall have the non-exclusive right on an unassigned and unreserved basis to use not more than the number of parking spaces specified in Section 1.18 hereof for use by Tenant and its directors, officers, employees, contractors, suppliers, agents, subtenants, licensees, occupants and invitees (“ Tenant’s Parties ”), the location of which may be designated from time to time by Landlord (the “ Parking Spaces ”). At no time, may Tenant or any of Tenant’s Parties use more than the number of Parking Spaces specified above.

(1)   Operation. The Parking Spaces allocated to Tenant are located in the Parking Garage. The Parking Garage is located on land that is owned by the owner of the adjacent building located at 3975 Freedom Circle Drive, Santa Clara, California (“ Mission Tower One Building ”). The Parking Garage is subject to the Reciprocal Easement Agreement and is operated and maintained by the owner of the Mission Tower One Building. The Parking Garage provides parking for the Building and the Mission Tower One Building. Landlord hereby covenants with Tenant that Landlord shall not exercise any rights available to Landlord under the Reciprocal Easement Agreement that would diminish the amount of Parking Spaces or otherwise restrict the parking rights of Tenant set forth herein. Additionally, Landlord covenants that Landlord shall not voluntarily terminate or modify, or consent to the termination or modification of the Reciprocal Easement Agreement for any reason without Tenant’s prior written consent, unless such modification would not adversely affect Tenant’s right to use the Parking Spaces hereunder. In the event that Landlord defaults on its payment obligations under the Reciprocal Easement Agreement, Landlord shall forward any default notice Landlord receives from the owner of the Mission Tower One Building to Tenant promptly upon its receipt of the same. Landlord shall immediately deliver to Tenant copies of all default notices pertaining to the Parking Garage that Landlord sends to or receives from the owner of the Mission Tower One Building. In the event of such default by Landlord under the Reciprocal Easement Agreement and provided that Landlord has not commenced to cure such default within five (5) Business Days or thereafter fails to diligently cure such default, then Tenant shall have the right, but not the obligation, to cure such default with the owner of the Mission Tower One Building on Landlord’s behalf; provided, however, that Tenant shall not be permitted to make payments or otherwise cure such default for as long as Landlord is in good faith disputing or contesting such default. If Tenant elects to cure such default, then Landlord shall reimburse Tenant for the reasonable costs expended by Tenant within five (5) Business Days of receipt of written request from Tenant.

(2)    General Procedures. The unreserved parking spaces hereunder may be provided on an unreserved valet parking basis. The Parking Spaces initially will not be separately identified, however Landlord reserves the right in its sole and absolute discretion to separately identify by signs or other markings the area where Tenant’s Parking Spaces will be located. Landlord or the owner of the Mission Tower One Building may arrange for the Parking Garage to be operated by an independent contractor. Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such operator. Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Said Parking Spaces shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord or the owner of Mission Tower One Building or the operator of the Parking Garage from time to time.

(3)    Usage. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Complex designated as an exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. All trucks and delivery vehicles shall be (i) parked in area designated for such vehicles, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Complex, and (iii) permitted to remain on the Complex only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any law to limit or control parking in the Complex, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

(4)    Identification. If Landlord so requests, Tenant shall furnish Landlord with a list of its employees’ vehicle license numbers within fifteen (15) days after taking possession of the Leased Premises and thereafter shall notify Landlord of any changes within five (5) days after written request by Landlord. Landlord also reserves the right to implement a system requiring that all employees of Tenant attach a parking sticker or parking permit to its vehicle, such system to be implemented at Landlord’s sole cost and expense.

(5)    Remedies. Tenant acknowledges and agrees that a breach of the parking provisions by Tenant or any of Tenant’s Parties may seriously interfere with Landlord’s operation of the Complex and with the rights or occupancy by other tenants of the Complex and in the Mission Tower One Building. Accordingly, Landlord may suffer damages that are not readily ascertainable. Therefore, if Tenant or any of Tenant’s Parties use more than the number of allocated Parking Spaces, or park other than as so designated by Landlord for the Parking Spaces, or otherwise fail to comply with any of the foregoing provisions after Landlord delivers written notice to Tenant of such failure and Tenant fails to cure the same within five (5) hours after receipt of such notice, then Landlord, in addition to any other rights or remedies available at law or in equity or under this Lease, may charge Tenant, as liquidated damages, Twenty-Five Dollars ($25.00) per day for the first such violation and Fifty Dollars ($50.00) per day for each subsequent violation, and Tenant shall pay such charge within ten (10) days after written request by Landlord. Each vehicle parked in violation of the foregoing provisions shall be deemed a separate violation. In addition, if Tenant fails to cure any such violation after receiving written notice from Landlord, Landlord may immobilize and/or tow from the Complex any vehicle parked in violation hereof, and/or attach violation stickers or notices to such vehicle. The cost to remove any such vehicle shall be paid by Tenant within ten (10) days after written request by Landlord.

(6)    Termination. If at any time during the Term there is a temporary material reduction in the number of Parking Spaces allocated to Tenant in the Parking Garage, and provided that such reduction is not caused by the acts of Tenant or Tenant’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Tenant’s Agents”), Landlord shall use commercially reasonable efforts to provide Tenant with alternative parking spaces located within a one (1) mile radius of the Complex, in which case Landlord shall provide Tenant with transportation from such alternative parking to the Complex (the method and frequency of which shall be determined by Landlord, in Landlord’s reasonable discretion), at Landlord’s sole cost and expense. As used in the foregoing sentence, (a) “material” shall mean the loss of use by Tenant of at least fifty (50) Parking Spaces in the Parking Garage, and (b) “temporary” shall mean no more than one hundred twenty (120) days. If Landlord fails to provide Tenant with such alternative parking within thirty (30) days following Tenant’s request therefor, Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease, upon ten (10) days’ prior written notice to Landlord. Notwithstanding the foregoing, if any material reduction in the number of Parking Spaces occurs, which is beyond a temporary reduction and is not caused by Tenant, then Tenant shall have the right to terminate this Lease.

ARTICLE 4
TERM AND POSSESSION

4.1    Commencement Date . The Term of this Lease shall commence on the Commencement Date and shall be for the term specified in Section 1.10 hereof (which includes any partial month at the commencement of the Term if the Term commences other than on the first day of the calendar month).

4.2    Acknowledgment of Commencement . After delivery of the Initial Premises and the Secondary Premises, respectively, to Tenant, Tenant shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit D , and by this reference it shall be incorporated herein. The failure of Tenant to execute such acknowledgment or the failure of Landlord to request such acknowledgment shall not delay or extend or otherwise affect the start of the Commencement Date or any obligation of Tenant to pay any Rent or perform other obligations under this Lease.

4.3   Pre-Term Possession . If the Leased Premises are to be constructed or remodeled by Landlord, Landlord may notify Tenant when the Leased Premises are ready for Tenant’s fixturing or Tenant’s work, which may be prior to Substantial Completion of the Leased Premises by Landlord. Tenant may thereupon enter the Leased Premises for such purposes at its own risk, to make such improvements as Tenant shall have the right to make, to install fixtures, supplies, inventory and other property. Such entry by Tenant prior to the Substantial Completion of the Leased Premises by Landlord shall be referred to herein as “ Pre-Term Possession .” Tenant agrees that it shall not in any way interfere with the progress of Landlord’s work by such entry. Should such entry prove an impediment to the progress of Landlord’s work, in Landlord’s reasonable judgment, Landlord may demand that Tenant forthwith vacate the Leased Premises until such time as Landlord’s work is complete, and Tenant shall immediately comply with this demand. During the course of any Pre-Term Possession, all terms and conditions of this Lease, except for Tenant’s obligation to pay Minimum Monthly Rent, Operating Costs, Insurance Costs and Taxes, shall apply, particularly with reference to indemnity by Tenant of Landlord under Sections 10.4 and 14.4. Notwithstanding the foregoing, (a) in no event shall Tenant be required to indemnify Landlord for Losses (as defined in Section 10.4) caused by Landlord, its agents, contractors or sub-contractors during such Pre-Term Possession, and (b) during such Pre-Term Possession, Tenant’s insurance shall not be primary with respect to claims arising out of the acts or omissions of Landlord or Landlord’s agents, contractors or sub-contractors.

4.4    Delay.

(a)     If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant with the Tenant Improvements Substantially Completed at the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, but in that event, there shall be no accrual of Rent for the period between the Estimated Commencement Date and the Commencement Date, except if the delay is due to a Tenant Delay (as defined in Exhibit C attached hereto).

(b)   Notwithstanding anything herein to the contrary, if the Commencement Date has not occurred on or before the Outside Completion Date (defined below), Tenant shall be entitled to a rent abatement following the Commencement Date of Nine Hundred Thirty-Two Dollars ($932.00) for every day in the period beginning on the Outside Completion Date and ending on the Commencement Date. The “ Outside Completion Date ” shall mean January 1, 2005. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if the Commencement Date has not occurred on or before one hundred eighty (180) days following the Outside Completion Date (the “Outside Termination Date ”), Tenant may, as its sole remedy, terminate this Lease by giving Landlord written notice of termination within thirty (30) days following the Outside Termination Date.

4.5    Failure to Take Possession. Tenant’s inability or failure to take possession of the Leased Premises when delivery is tendered by Landlord shall not delay the Commencement Date of this Lease or Tenant’s obligation to pay Rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this Lease, even if Tenant never takes possession of the Leased Premises, including, without limitation, brokerage commissions and fees, legal or other professional fees, the costs of space planning and the costs of construction of Tenant Improvements in the Leased Premises. Tenant acknowledges that all of said expenses, in addition to all other expenses incurred and damages suffered by Landlord, shall be included in measuring Landlord’s damages should Tenant breach the terms of this Lease.

ARTICLE 5
MINIMUM MONTHLY RENT

5.1    Payment . Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as “Minimum Monthly Rent” for the Leased Premises the amount specified in Section 1.12 hereof, payable in advance on the first day of each month during the Term of this Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as rent in Section 2 shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.

5.2    Advance Rent . The amount specified as advance rent in the Salient Lease Terms hereof is paid herewith to Landlord upon execution of this Lease as advance rent for the first (1st) month of the Initial Term for the Initial Premises, receipt of which is hereby acknowledged; provided, however, that such amount shall be held by Landlord as an additional “Security Deposit” pursuant to this Lease until it is applied by Landlord to the first Minimum Monthly Rent due hereunder as of the Commencement Date.

ARTICLE 6
ADDITIONAL RENT

6.1   Personal Property, Gross Receipts, Leasing Taxes . This Section is intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or the Common Areas of the Complex which are to be allocated among various tenants and others. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Leased Premises which become due during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If such taxes are included in the bill for the Real Estate Taxes for the Building or the Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes within ten (10) days after demand from Landlord.

6.2   Operating Costs, Taxes and Insurance .

(a)    Adjustment. Operating Costs, Insurance Costs and Taxes for any Lease Year shall be calculated on the basis of the greater of (i) actual Operating Costs, Taxes and Insurance Costs; or (ii) what Operating Costs, Insurance Costs and Taxes would have been if the Building were at least one hundred percent (100%) occupied and operational for the whole of such Lease Year to take into consideration any such costs that may fluctuate with occupancy. Operating Costs, Insurance Costs and Taxes shall be calculated separately for each such category of costs.

(b)    Partial Year. If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis (utilizing a thirty (30) day month, three hundred sixty (360) day year).

6.3    Method of Payment . Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:

(a)    Tenant Payment. Beginning on the first day of the thirteenth (13th) month of the Initial Term for the Initial Premises and thereafter, Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs, Insurance Costs and Taxes, as additional Rent as hereinafter provided; provided, however, that with respect to the Property Management Fee, Tenant shall pay the Property Management Fee (as that term is defined in Article 2, subclause (7)) in its entirety (i.e., 100%) and not simply Tenant’s Proportionate Share of the same. Tenant shall pay to Landlord monthly in advance with its payment of Minimum Monthly Rent, one-twelfth (l/12th) of the amount of such additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the fiscal year, Landlord determines that Operating Costs, Insurance Costs and/or Taxes are projected to vary from the then estimated costs for such items by more than five percent (5%) or there is a special or non-reoccurring charge under the Reciprocal Easement Agreement, Landlord may, by delivering thirty (30) days’ prior written notice to Tenant, revise the estimated Operating Costs, Insurance Costs and/or Taxes for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant will have paid to Landlord Tenant’s Proportionate Share of the such revised expenses for such year.

(b)    Annual Reconciliation. Annually, as soon as is reasonably possible after the expiration of each Lease Year, Landlord shall prepare in good faith and deliver to Tenant a comparative statement, which statement shall be conclusive between the parties hereto, setting forth (1) the Operating Costs, Taxes and Insurance Costs for such Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 6. Landlord shall use reasonable efforts to furnish such comparative statement on or before June 1 of the calendar year immediately following the calendar year to which the statement applies.

(c)   Adjustment. If the aggregate amount of such estimated additional Rent payments made by Tenant in any Lease Year should be less than the additional Rent due for such year, then Tenant shall pay to Landlord as additional Rent within ten (10) days following demand the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the additional Rent due for such year, then the amount of such excess will be applied by Landlord to the next succeeding installments of such additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant within sixty (60) days of the last day of the Term.

(d)    Audit. Within ninety (90) days after receiving Landlord’s statement of Operating Costs Tenant may, upon advance written notice to Landlord and during reasonable business hours, cause an audit of Landlord’s books and records to determine the accuracy of Landlord’s Operating Costs and other charges under this Lease. Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent shall be with a licensed CPA firm. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “ Objection Notice ”) stating in reasonable detail any objection to Landlord’s statement of Operating Costs for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Tenant fails to provide Landlord with a timely Objection Notice, Landlord’s statement of Operating Costs shall be deemed final and binding, and Tenant shall have no further right to audit or object to such statement. If Tenant’s audit reveals that the actual direct expenses for any given year were less than the amount that Tenant paid for Operating Costs and other charges for any such year, then Landlord shall pay to Tenant the excess. If such audit reveals that the actual direct expenses for any given year were more than the amount that Tenant paid for Operating Costs and other charges for any such year, then Tenant shall pay to Landlord the excess.

ARTICLE 7
ACCORD AND SATISFACTION

    7.1    Acceptance of Payment . No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161 et seq. , or of any successor statute thereto.

ARTICLE 8
SECURITY DEPOSIT

8.1   Payment on Lease Execution . Tenant shall pay Landlord, within seven (7) Business Days following the execution hereof the sum specified in the Salient Lease Terms as a Security Deposit. This sum is designated as a Security Deposit and shall remain the sole and separate property of Landlord until actually repaid to Tenant, said sum not being earned by Tenant until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord’s separate property, Landlord shall not be required to (1) keep said deposit separate from his general accounts, or (2) pay interest, or other increment for its use. If Tenant fails to pay Rent or other charges when due hereunder beyond applicable notice and cure periods, or otherwise Defaults with respect to any provision of this Lease, including and not limited to Tenant’s obligation to restore or clean the Leased Premises following vacation thereof in accordance with Section 27.2 below beyond applicable notice and cure periods, Landlord may, without prejudice to any other remedy, use all or a portion of the Security Deposit (i.e., draw on the Letter of Credit) to satisfy past due Rent or to cure any uncured Default by Tenant or to compensate Landlord for its damages resulting therefrom, as permitted by applicable law. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Tenant. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a Default by Tenant.

8.2    Letter of Credit . The Security Deposit may be in the form of an irrevocable letter of credit (the “ Letter of Credit ”), which Letter of Credit shall: (a) be in the amount of Four Million Dollars ($4,000,000.00); (b) be issued in substantially the form attached hereto as Exhibit F ; (c) name COR US Bank, N.A., a national banking association, as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, or in the event the issuer of the Letter of Credit refuses to transfer the Letter of Credit as instructed by Landlord (subject to the limitations on transfer as set forth in the Letter of Credit), renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, or within thirty (30) days after written notice from Landlord that any other event that obligates Tenant to replace the Letter of Credit (such as the issuer’s refusal to transfer the existing Letter of Credit) has arisen, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 8. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an FDIC insured financial institution reasonably satisfactory to Landlord at the time of the issuance thereof.

    (x)    Reduction in the Amount of the Security Deposit . Subject to the terms of Article 8, and provided that, as of the effective date of any reduction of the Security Deposit (as set forth below) (each, a “ Potential Reduction Date ”), (a) Tenant has timely paid all Rent due under this Lease, and (b) Tenant is not then in material non-monetary Default under any provision of this Lease and failed to cure such Default, then Tenant shall have the right to reduce the amount of the Security Deposit to the following amounts at the following times: (i) Three Million Two Hundred Thousand Dollars ($3,200,000.00) effective as of the first day of the second Lease Year; (ii) Two Million Four Hundred Thousand Dollars ($2,400,000.00) effective as of the first day of the third Lease Year; (iii) One Million Six Hundred Thousand Dollars ($1,600,000.00) effective as of the fourth Lease Year; and (iv) Five Hundred Forty-Two Thousand Four Hundred Sixty-Nine Dollars ($542,469.00) effective as of the fifth Lease Year. If Tenant is not entitled to reduce the Security Deposit as of a particular reduction effective date as set forth above due to Tenant’s failure to satisfy the conditions in clauses (a) and (b) of the first sentence of this Section 8.2(x), then Tenant shall forego the ability to reduce the Security Deposit for that particular Lease Year to which it is not entitled for the remainder of the Term; provided, however, that once Tenant cures any such default, Tenant shall be entitled to such foregone reduction at the time that Tenant cures such default.

8.3    Restoration of Security Deposit . If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 8.1, Tenant shall within twenty (20) days after written demand therefor restore the amount of the Security Deposit to its then required amount by providing Landlord with either cash in such amount if the Security Deposit is cash or an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its then required amount if the Security Deposit is in the form of a Letter of Credit. Landlord shall hold any such restoration of the Security Deposit as part of the Security Deposit in accordance with the terms of Section 8.1 above.

8.4    Return of Security Deposit . The Letter of Credit or any balance thereof not drawn upon (or if the Security Deposit is cash, then the remaining cash) shall be returned to Tenant by Landlord within thirty (30) days of the expiration or earlier termination of this Lease after first deducting those amounts, if any, that Landlord is allowed to deduct in accordance with this Lease. Landlord shall provide Tenant with a written explanation and itemization of any deductions taken from the Security Deposit within such thirty (30) day period.

ARTICLE 9
USE

9.1    Permitted Use . The Leased Premises shall be used and occupied only for the purposes specified in Section 1.14 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, their cleanliness, safety, occupation and use. Tenant shall not use, or permit to be used, the Leased Premises in any manner which in Landlord’s reasonable judgment would: (a) cause damage to the Building or any equipment, facilities or other systems therein; (b) impair the appearance of the Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Leased Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (e) violate the certificate of occupancy issued for the Leased Premises or the Building; (f) materially and adversely affect the first-class image of the Building; or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building. In addition, the Leased Premises or any portion thereof may not be used for (i) a restaurant (except for any cafeteria installed for the use of Tenant’s employees only) or the service of alcoholic beverages; (ii) the preparation, consumption, storage, manufacture or sale of liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom; (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any governmental authority or agency, any foreign government, the United Nations, or any agency or department of the foregoing; (xi) the rendering of medical, dental or other therapeutic or diagnostic services; (xii) the operation of any non-profit or charitable organization, or (xiii) any illegal purposes or any activity constituting a nuisance. Landlord agrees and acknowledges that Tenant provides acupuncture services to its employees, will have a computer lab, cafeteria and fitness center within the Leased Premises and a small shipping and receiving area on the first floor adjacent to the Building’s loading dock, each of which shall be consistent with class “A” office campuses in the Silicon Valley, and shall not constitute a prohibited use hereunder.

9.2   Safes, Heavy Equipment . Tenant shall not place a load upon any floor of the Leased Premises which exceeds the lesser of fifty (50) pounds per square foot live load or such other amount specified in writing by Landlord from time to time. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Leased Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant’s sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.

9.3    Machinery . Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party’s expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.

9.4   Waste or Nuisance . Tenant shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

9.5   Operation . Tenant shall not abandon the Leased Premises; provided, however, that this provision shall not apply if Tenant’s business shall be temporarily shut down on account of strikes, lockouts or causes beyond the control of Tenant (financial inability excepted). If Tenant shall abandon the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and remaining on the Leased Premises after such event shall, at the option of Landlord, be deemed abandoned. For purposes of this Section 9.5, whether or not Tenant has abandoned the Leased Premises shall be determined in accordance with the terms of California Civil Code Section 1951.3.

ARTICLE 10
COMPLIANCE WITH LAWS AND REGULATIONS

10.1    Compliance Obligations . To Landlord’s actual knowledge, the Leased Premises are in compliance with all governmental laws, ordinances, regulations or mandates, including, without limitation, the ADA. Landlord, at its sole cost and expense, shall be responsible for correcting any violations of governmental laws, ordinances, regulations or mandates, including, without limitation, Title III of the ADA, with respect to the Leased Premises, provided that Landlord’s obligation with respect to the Leased Premises shall be limited to violations that arise out of the initial Tenant Improvements performed by Landlord and/or the condition of the Leased Premises prior to the commencement of the Term of this Lease as to the Initial Premises or the Secondary Premises, as the case may be; provided, however, that Landlord shall not be responsible for non-compliance that results thereafter from installation of any furniture, equipment and other personal property by Tenant. Except to the limited extent provided herein, Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities in force on or after the Commencement Date, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use or occupancy of the Leased Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the “Environmental Laws” (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto) (the “ ADA ”), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant’s obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant’s particular use of the Leased Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing, Tenant shall have no responsibility or liability for (a) the remediation of Hazardous Materials present on or under the Leased Premises, the Building or the Complex, except to the extent such presence is caused or recklessly exacerbated by the acts or omissions of Tenant or Tenant’s, employees, agents, licensees or contractors (and, in the case of exacerbation of an existing condition, Tenant shall be liable only to the extent of such exacerbation), (b) making structural improvements or alterations to the Leased Premises in order to comply with changes in laws (including, without limitation, the ADA) unless such improvements or alterations are necessitated by Tenant’s alterations or particular use of the Leased Premises, or (c) any non-compliance of the Building with any laws that are in existence as of the Commencement Date (except to the extent Tenant’s actions or particular use of the Leased Premises causes or contributes to such non-compliance). For purposes of this Section 10.1, “Landlord’s actual knowledge” shall be deemed to refer to the actual (as opposed to constructive, implied or imputed) knowledge of John Moe, without any duty of inquiry or investigation.

10.2    Condition of Leased Premises . Subject to Landlord’s work and to the completion of any punch list items, as referred to in Exhibit C to this Lease, Tenant hereby accepts the Leased Premises in the condition existing as of the date of this Lease, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter. Landlord shall cause the structural portions of the Building and the Building Systems to be in good condition and repair on the Commencement Date. Notwithstanding anything contained herein to the contrary, Tenant shall have twelve (12) months from the completion of the Tenant Improvements in which to discover and notify Landlord of any latent defects in the initial Tenant Improvements performed by Landlord. Landlord shall only be responsible for the correction of any such latent defects with respect to which it received timely notice from Tenant.

10.3   Hazardous Materials .

(a)    Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not airborne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

(b)    Environmental Laws. In addition to the laws referred to in Section 10.3(a) above, the term “Environmental Laws” shall be deemed to include, without limitation, 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., and California Health and Safety Code Section 25100 et seq., and 25300 et seq., California Water Code, Section 13020 et seq., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

(c)   Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Leased Premises by Tenant or any of Tenant’s Parties (individually and collectively, “ Hazardous Use ”) except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those Hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant’s business in the Leased Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Leased Premises by Tenant or any of Tenant’s Parties (as defined in Section 3.5(c) hereof), whether known or unknown to Tenant, and occurring and/or existing during the Term of this Lease.

(d)   Compliance. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Premises including, but not limited to, the Environmental Laws.

(e)   Inspection and Testing by Landlord. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Leased Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. In exercising the foregoing right, Landlord shall use commercially reasonable efforts to minimize interference or disruption to the operation of Tenant’s business in the Leased Premises. Except in case of emergency, Landlord shall give reasonable written notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Tenant is in breach of Section 10.3 of this Lease. Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 10.3 hereof.

10.4   Indemnity . Tenant shall indemnify, hold harmless, and, at Landlord’s option, defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant’s Parties; or (c) any Hazardous Use by Tenant or any of Tenant’s Parties on, about or from the Leased Premises of any Hazardous Material approved by Landlord under this Lease. The term “ Losses ” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Leased Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any reasonable costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

ARTICLE 11
SERVICE AND EQUIPMENT

11.1    Climate Control . Landlord shall provide climate control to the Leased Premises from 8:00 a.m. to 7:00 p.m. (the “ Climate Control Hours ”) on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord’s reasonable control. If Tenant so requests, Landlord shall provide climate control to the Leased Premises during periods not within the Climate Control Hours, at Tenant’s sole cost and expense, which cost shall be the actual cost of supplying such utilities or, if additional climate control service is provided to portions of the Building in addition to the Leased Premises, the cost shall be Tenant’s Proportionate Share of the actual cost of supplying such utilities. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord’s equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by Landlord at Tenant’s expense. Any charges to be paid by Tenant hereunder shall be due within ten (10) days of receipt of an invoice from Landlord, which invoice may precede Landlord’s expenditure for the benefit of Tenant. Tenant shall have the right to install supplemental air conditioning units in its computer lab, subject to the terms of Article 12 below. Notwithstanding the foregoing, Landlord’s approval shall not be required for the installation of supplemental air conditioning units that (i) are shown on the Preliminary Plans (as defined in the Work Letter), and (ii) do not exceed 114.05 tons per square foot. Such supplemental units shall be maintained and repaired by Tenant, at Tenant’s sole cost and expense.

11.2    Elevator Service . Landlord shall provide elevator service (which may be with or without operator at Landlord’s option) provided that Tenant, its employees, and all other persons using such services shall do so at their own risk. If the Building is equipped with a freight elevator, Landlord shall provide freight elevator service at reasonable business hours at Tenant’s request, subject to scheduling by Landlord and payment for the service by Tenant.

11.3    Cleaning Public Areas . Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, elevators, public corridors and other public portions of the Building.

11.4    Refuse Disposal . Tenant shall pay Landlord, within ten (10) days of being billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office located in a class “A” office building in the Silicon Valley.

11.5    Janitorial Service . Landlord shall provide cleaning and janitorial service in and about the Complex and the Leased Premises five days a week (which is currently scheduled for Sunday through Thursday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards in an office building in the city in which the Building is located. Tenant shall have the right, at Tenant’s sole cost and expense, to separately arrange for janitorial services in the Leased Premises, provided that Landlord shall have approved such service provider, in Landlord’s reasonable discretion, and provided that the Leased Premises shall be cleaned by Tenant’s service provider at least five days a week.

11.6   Special Cleaning Service . If Tenant elects (by delivering written notice to Landlord) not to separately arrange for janitorial services in the Leased Premises as set forth in Section 11.5 above and to the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as “ Special Cleaning Service ”) Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within ten (10) days of being billed therefor, Landlord’s charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to Section 11.5 above:

    (a)    The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;

(b)  The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;

(c)    The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;

(d)    The cleaning and maintenance in areas of special security; and

(e)   The provision of consumable supplies for private toilet rooms.

11.7    Electrical . During the Term of this Lease, there shall be available to the Leased Premises electrical facilities comparable to those supplied in other comparable office buildings in the vicinity of the Building or as otherwise specified in the Construction Plans to be approved in accordance with Exhibit C attached hereto to provide sufficient power for normal lighting and office machines of similar low electrical consumption, and two personal computers for each desk station, but not for any additional computers or extraordinary data processing equipment, special lighting and any other item of electrical equipment which requires a voltage other than one hundred ten (110) volts single phase, as determined by Landlord in its reasonable discretion. If the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as determined by Landlord in its reasonable discretion, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Except as otherwise agreed by the parties in writing, Tenant agrees not to use any equipment, apparatus or device in, upon or about the Leased Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Leased Premises, and Tenant further agrees not to connect any equipment, apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building.

At all times, Tenant’s use of electric current shall never exceed Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Leased Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord’s sole and absolute discretion. Landlord’s approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant’s use of such excess electrical current as provided above. Tenant agrees to pay to Landlord, promptly upon demand therefor, all actual costs of supplying such excess electrical current.

If Landlord determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “ Electrical Equipment ”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its reasonable discretion, determines that (a) such installation is practicable and necessary and the additional utility capacity is available in the Building, (b) such additional Electrical Equipment is permissible under applicable laws and regulations, including any utility regulation or requirement, and (c) the installation of such Electrical Equipment will not cause damage to the Building or the Leased Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building. Any costs incurred by Landlord in connection therewith shall be paid by Tenant within ten (10) days after the rendition of a bill therefor.

11.8   Water . During the Term of this Lease, water shall be made available to the Leased Premises, and shall be used for drinking, lavatory and office kitchen purposes only as applicable. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its reasonable discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. Landlord may also install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant agrees to pay for water consumed, as shown in said meter, as and when bill are rendered.

11.9   Interruptions . It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Leased Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant of performance of Tenant’s obligations under this Lease. Landlord shall use commercially reasonable efforts to notify Tenant of any anticipated interruption or suspension of services and to restore any service interruption to the Leased Premises.

11.10   Conservation . Tenant agrees to comply with the conservation, use and recycling policies and practices from time to time reasonably established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be established by Landlord for the Building. Landlord may reduce the utilities supplied to the Leased Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conservation statute, regulation, order or allocation or other program.

ARTICLE 12
ALTERATIONS

12.1    Consent of Landlord; Ownership . Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication or computer wires, cables and related devises or expand the number of telephone or communication lines dedicated to the Leased Premises by the Building’s telecommunication design (individually, an “ alteration ” and collectively, “ alterations ”) to the Leased Premises, or any part thereof, without the written consent of Landlord first had and obtained. Notwithstanding the foregoing, Landlord’s consent shall not be required for an alteration that is non-structural in nature, will not affect the Buildings Systems (as defined below) or structure, costs less than Seventy-Five Thousand Dollars ($75,000.00), and is not visible from the exterior of the Building (or the exterior of the Leased Premises in the event that such alteration is located on a multi-tenant floor of the Building) (a “ Non-Structural Alteration ”). Tenant shall, however, provide to Landlord twenty (20) days’ prior written notice of any such Non-Structural Alteration. Additionally, Tenant shall be permitted to install or modify the wiring located within the Leased Premises at any time without Landlord’s consent; provided, however, that such installation or modification (i) does not impact the Building Systems, (ii) does not disturb or adversely affect other tenants in the Building, and (iii) does not result in Tenant using more than its equitable share of the risers, vertical ducts or other facilities in the Building. In the event where Landlord’s consent is required, Landlord shall respond to Tenant’s request for Landlord’s consent to a proposed alteration within twenty (20) days following Landlord’s receipt of such notice and Plans (as defined below). If, at the time that Tenant requests Landlord’s consent to a proposed alteration, Tenant requests that Landlord specify whether Landlord will require Tenant to remove such proposed alteration at the expiration or termination of the Term, Landlord shall so specify in its response to Tenant’s request; provided, however, that if Tenant does not so request or if Landlord specifies in its response that Tenant shall remove any alteration(s), Tenant shall, at Tenant’s sole cost and expense, (i) remove such alteration(s) at the expiration or termination of this Lease and (ii) repair any damage caused by such removal. Notwithstanding the foregoing, Landlord hereby acknowledges that Tenant shall have no obligation to remove the Tenant Improvements constructed pursuant to Exhibit C attached hereto, including, without limitation, the Tenant Improvements for the Secondary Premises. As used herein, “ Building Systems ” means any of the heating, ventilating and air-conditioning, mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (excluding any supplemental HVAC systems or other systems installed by or for Tenant for Tenant’s exclusive use). During the Term, any alterations shall be the property of Tenant, and Landlord shall not seek the benefits of depreciation deductions or income tax credit allowances for federal or state income reporting purposes with respect to any alterations which have been fully paid for by Tenant under this Article 12. Any such alterations, except trade fixtures, shall upon expiration or termination of this Lease automatically become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Tenant restores the Leased Premises as indicated below.

12.2    Requirements . Any alteration performed by Tenant shall be subject to strict conformity with the following requirements:

(a)    All alterations shall be at the sole cost and expense of Tenant;

(b)    Prior to commencement of any work of alteration, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as “ Plans ”), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above;

(c)    Following approval of the Plans by Landlord, within twenty (20) days after Landlord’s receipt of the same, Tenant shall give Landlord at least ten (10) days’ prior written notice of any commencement of work in the Leased Premises so that Landlord may post notices of non-responsibility in or upon the Leased Premises as provided by law;

(d)    No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;

(e)   All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;

(f)   Tenant must obtain the prior written approval, which approval shall not be unreasonably withheld, from Landlord for Tenant’s contractor before the commencement of the work. Tenant’s contractor for any work shall maintain all of the insurance reasonably required by Landlord, including, without limitation, commercial general liability and workers’ compensation;

(g)    As a condition of approval of an alteration (excluding a Non-Structural Alteration), Landlord may require performance and labor and materialmen’s payment bonds issued by a surety approved by Landlord, in a sum equal to the cost of the alterations guarantying the completion of the alteration free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Landlord as beneficiary; and

(h)   The alteration must be performed in a manner such that they will not unduly interfere with the quiet enjoyment of the other tenants in the Complex.

12.3    Tenant’s Costs . Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s alterations, including costs incurred in connection with (a) Landlord’s review of the alterations (including review of requests for approval thereof), and (b) the provision of Building personnel during the performance of any alteration, to operate elevators or otherwise to facilitate Tenant’s alterations. In addition, Tenant shall pay to Landlord, within ten (10) days after request, a construction supervisory and administrative fee in an amount equal to the amount required to be paid by Landlord to its property manager. Notwithstanding the foregoing, Tenant shall not be obligated to pay to Landlord more than Two Thousand Five Hundred Dollars ($2,500.00) per request for consent as reimbursement for costs incurred in connection with Landlord’s review of the alterations, the provision of Building personnel, and Landlord’s construction supervisory and administrative fee.

12.4    Liens . Tenant shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic’s or other lien is filed against the Leased Premises, the Building or the Complex as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) Business Days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. If Tenant fails to post such bond within said time period, Landlord after five (5) Business Days’ prior written notice to Tenant may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as additional rent, with the next due rental.

ARTICLE 13
PROPERTY INSURANCE

13.1    Use of Leased Premises . No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Leased Premises are located or upon any other Building in the Complex unless Tenant agrees to pay any excess insurance costs attributable to such use, or cause the cancellation of any insurance policy covering the Building, or any part thereof. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building, or the Complex.

13.2    Increase in Premiums . Tenant agrees to pay Landlord, as additional Rent, within ten (10) days after receipt by Tenant of Landlord’s billing therefor, any increase in premiums for insurance policies which may be carried by Landlord on the Leased Premises, the Building or the Complex resulting from any negligent or intentional act or omission of Tenant or any of its contractors, partners, officers, employees or agents.

13.3    Personal Property Insurance . Tenant shall maintain in full force and effect on all of its fixtures, furniture, equipment and other business personal property in the Leased Premises a policy or policies providing protection against any peril included within the classification “All Risk” or “Special Causes of Loss” to the extent of at least eighty percent (80%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than Five Thousand Dollars ($5,000.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises. During the Term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance and insurance for all plate glass upon the Leased Premises. All insurance specified in this Section 13.3 to be maintained by Tenant shall be maintained by Tenant at its sole cost.

13.4    Landlord’s Insurance . In addition to any other insurance Landlord elects to maintain, Landlord agrees to maintain standard fire and extended coverage insurance covering the Building in an amount not less than ninety percent (90%) of the replacement cost thereof (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy). Such insurance shall be issued in the names of Landlord and its lender, as their interests appear, and shall be for the sole benefit of such parties and under their sole control.

ARTICLE 14
INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

14.1    Intent and Purpose . This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

14.2    Waiver of Subrogation . Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to the Leased Premises, the Building, the Complex and other improvements in which the Leased Premises are located, and to the furniture, fixtures, and other business personal property, Tenant’s improvements and alterations of either Landlord or Tenant, in or on the Leased Premises, the Building and the Complex and other improvements in which the Leased Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

14.3   Form of Policy . Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by any peril included within the classification “All Risk” or “Special Causes of Loss” which is insured against under any property insurance policy carried or required to be carried under the terms of this Lease.

14.4   Indemnity . Tenant, as a material part of the consideration to be rendered to Landlord, shall indemnify, defend, protect and hold harmless Landlord against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Landlord or which Landlord may pay or incur by reason of (a) injury or death to person or damage to property, from whatever cause, including, without limitation, the negligence of the parties hereto, all or in any way connected with the condition or use of the Leased Premises, or the improvements or personal property therein or thereon, including, without limitation, any liability or injury to the person or property of Tenant, its agents, officers, employees or invitees, and (b) any injury or death to any person or damage to property caused by the negligence of Tenant or any of its officers, partners, employees or agents anywhere in the Complex. Nothing contained herein shall obligate Tenant to indemnify Landlord against the gross negligence or willful acts of Landlord or its officers, employees or agents or Landlord’s breach of this Lease. Landlord agrees to indemnify Tenant for all actions, claims, demands, liabilities, losses, costs and expenses arising out of the gross negligence or willful misconduct of Landlord or its officers, employees and agents anywhere in the Complex.

14.5    Defense of Claims . In the event any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord’s request, will at Tenant’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence. Landlord agrees that it shall not enter into any settlement with respect to any claim covered by the indemnity set forth in this Article 14 or any other Section of this Lease without Tenant’s prior written consent, unless (i) Landlord believes in its good faith judgment that its exposure or liability with respect to such claim is likely to be substantially higher than the amount for which the claim is proposed to be settled, and (ii) Landlord has determined, in its reasonable discretion, that Tenant may not, at the time such claim is likely to be resolved (absent such settlement), have the financial wherewithal to perform such indemnity. If, based upon the foregoing, Landlord agrees not to enter into a settlement of a particular claim, then Tenant shall, at Landlord’s request, execute a reaffirmation acknowledging that, as between Tenant and Landlord, the indemnity provided in this Article 14 shall cover the applicable claim. If Tenant fails or refuses to execute and deliver such reaffirmation to Landlord promptly after Landlord’s request therefor, then notwithstanding anything in this Section 14.5 to the contrary, Landlord shall have the right to settle the applicable claim on terms acceptable to Landlord. If Landlord settles or compromises a claim without Tenant’s prior written consent and the conditions set forth in (i) and (ii) do not apply, then Tenant shall not be obligated to provide indemnification for the particular claim that is the subject of the claim or compromise under this Article 14 or other applicable Section of this Lease. If Landlord or any other indemnified party obtains recovery from a third party of any of the amounts that Tenant has paid to them pursuant to the indemnity set forth in this Article 14 or such other Section of the Lease, then Landlord or such other indemnified party, as applicable, shall promptly pay to Tenant the amount of such recovery up to the amount that Tenant previously paid. The obligations of Tenant and Landlord under this Section arising by reason of any occurrence taking place during the Term shall survive any termination of this Lease.

14.6    Waiver of Claims . Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages or injury, as described below, from any cause arising at any time, including breach of the provisions of this Lease and the negligence of the parties hereto except to the extent such damages or injury are caused by the gross negligence or willful actions of Landlord, its agents, officers and employees:

(a)    damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises and injury to Tenant, its agents, employees, invitees or third persons, in, upon or about the Leased Premises, the Building or the Complex; and

(b)    (notwithstanding anything to the contrary contained in this Lease, including, without limitation, the definition of Operating Costs which includes security) damages to goods, wares, merchandise and loss of business, in, upon or about the Leased Premises or the Complex, and injury to Tenant, its agents, employees, invitees or third persons in, upon or about the Leased Premises or the Complex, where such damage or injury results from Landlord’s failure to police or provide security for the Complex or Landlord’s negligence in connection therewith.

14.7    References . Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.

ARTICLE 15
LIABILITY INSURANCE

15.1    Tenant’s Insurance . Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease, a commercial general liability insurance policy insuring Tenant against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence with a Three Million Dollar ($3,000,000.00) annual aggregate. Landlord and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall insure performance by Tenant of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every year, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall, within thirty (30) days following Landlord’s notice, increase said insurance coverage as required by Landlord.

15.2   Workers’ Compensation Insurance . Tenant shall carry Workers’ Compensation insurance as required by law, including an employers’ liability endorsement.

ARTICLE 16
INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS

16.1    General Requirements . All insurance policies required to be carried by Tenant (except Tenant’s business personal property insurance) hereunder shall conform to the following requirements:

    (a)     The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the Term as follows: Policyholders’ rating of A; financial rating of not less than VII;

    (b)      The insurer shall be qualified to do business in the state in which the Leased Premises are located;

    (c)   The policy shall be in a form and include such endorsements as are reasonably acceptable to Landlord;

    (d)    Certificates of insurance shall be delivered to Landlord at commencement of the Term and certificates of renewal at least thirty (30) days prior to the expiration of each policy;

    (e)   Each policy shall require that Landlord be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

16.2    Tenant’s Insurance Defaults . If Tenant fails to obtain any insurance required of it under the terms of this Lease, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within fifteen (15) days of receipt of the billing therefor by Tenant.

ARTICLE 17
ABANDONMENT OF PROPERTY

17.1    Removal of Personal Property . Tenant agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Landlord, by way of Default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Tenant not removed by such date shall, at the option of Landlord, irrevocably become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord’s need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Leased Premises to a prospective Tenant.

ARTICLE 18
MAINTENANCE AND REPAIRS

18.1   Landlord’s Obligations . Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and Structural parts of the Building, the Building Systems, and the Common Areas of the Complex, including, without limitation, janitor and equipment closets and shafts within the Leased Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such repairs, maintenance and replacement shall be included in Operating Costs as permitted herein.

18.2    Negligence of Tenant . If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, HVAC system, sprinkler or life safety system, electric, lighting or other equipment of the Building, or the roof or the outside walls of the Building become damaged or destroyed through any act, omission, neglect, or improper conduct of Tenant or any of its employees, members, partners, agents, contractors, subtenants or licensees or the moving of any of Tenant’s property or deliveries into or out of the Leased Premises, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as additional charges forthwith on demand; provided, however, that Tenant shall not be liable for the cost of such repairs, replacements, or alterations to the extent that such damage or destruction is directly caused by the gross negligence or willful misconduct of Landlord.

18.3    Tenant’s Obligations . Except to the extent required by Landlord in Section 18.1 above, Tenant shall repair the Leased Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, Tenant Improvements and alterations in the Leased Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Leased Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Upon reasonable prior written notice to Tenant, Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice in writing.

18.4   Cleaning . Tenant agrees at the end of each Business Day to leave the Leased Premises in a reasonably clean condition for the purpose of the performance of Landlord’s cleaning services referred to herein; provided, however, that the foregoing obligation shall not apply if Tenant elects to separately arrange for its own cleaning services pursuant to Section 11.6 above.

18.5   Acceptance . Except as to the construction obligations of Landlord stated in Exhibit C to this Lease, subject to completion of the punch list items, as referred to in Exhibit C , and except as otherwise provided by Landlord in Sections 10.1 and 10.2 above, Tenant shall accept the Leased Premises in its “as is” condition as of the date of execution of this Lease by Tenant, and Tenant acknowledges that the Leased Premises in such condition are in good and sanitary order, condition and repair.

ARTICLE 19
DESTRUCTION

19.1   Rights of Termination . In the event the Leased Premises or the Parking Garage suffers (a) an “uninsured property loss” (as hereinafter defined) or (b) a property loss which Landlord reasonably determines cannot be repaired within one hundred eighty (180) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, either party shall have the right to terminate this Lease by giving written notice to the other of such election within twenty (20) days of receipt of written notice from Landlord to Tenant that the damage from the casualty was an uninsured property loss or that time to restore will exceed such one hundred eighty (180) day period. Notwithstanding the foregoing, (A) Tenant shall not have the right to terminate this Lease if (i) the Leased Premises or the Parking Garage suffers an uninsured property loss that Landlord elects, at its sole cost and expense (it being agreed that Landlord shall not be permitted to pass through such costs to Tenant as Operating Costs), to repair, or (ii) if the fire or casualty was caused by the negligence or intentional misconduct of Tenant or any of Tenant’s transferees, agents, employees, contractors or licensees; and (B) Landlord shall not have the right to terminate this Lease if (x)  the Leased Premises suffers an uninsured property loss that Tenant elects, at its sole cost and expense, to repair; provided, however, that such repair of the Leased Premises shall be performed by either Landlord or Tenant, at Landlord’s sole election, or (y) the Parking Garage suffers an uninsured property loss and Tenant elects to pay the cost of repair, in which case Landlord shall use commercially reasonable efforts to cause the Parking Garage to be repaired by the Parcel 1 Owner (as defined in the Reciprocal Easement Agreement), in accordance with the terms of the Reciprocal Easement Agreement; provided, however, that Landlord shall not be liable to Tenant for any failure of the Parcel 1 Owner to repair the Parking Garage in accordance with the terms thereof. For purposes of this Lease, the term “ uninsured property loss ” shall mean any loss arising from a peril not covered by the standard form of “All Risk” or “Special Causes of Loss” property insurance policy and that materially impairs Tenant’s ability to use the Leased Premises or the Parking Garage for the purposes described in this Lease.

19.2   Repairs . In the event of a property loss where this Lease is not terminated under the terms of Section 19.1 above or Sections 19.5 or 19.6 below, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as possible. Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent following the property loss and until the time the Leased Premises are restored. Such reduction shall be based on the ratio that the square footage of the damaged portion of the Leased Premises bears to the total square footage of the Leased Premises. So long as Tenant conducts its business in the Leased Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss. Landlord’s obligations to restore shall in no way include any of Tenant’s property or any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include that property constructed by Landlord pursuant to the terms of the Work Letter prior to commencement of the Initial Term for the Initial Premises hereof.

19.3   Repair Costs . The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Landlord’s insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Leased Premises. Tenant shall, however, not be responsible to pay any deductible or its share of any deductible to the extent that Tenant’s payment would be in excess of Ten Thousand Dollars ($10,000.00) if Tenant’s consent has not been received by Landlord.

19.4   Waiver . Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article.

19.5   Landlord’s Election . In the event that the Building is destroyed to the extent of not less than thirty-three and one-third percent (33?%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the Complex or the Building shall terminate this Lease.

19.6   Damage Near End of Term . If at any time during the last twelve (12) months of the Term of this Lease there is, in Landlord’s reasonable opinion, substantial damage to the Leased Premises or the Building, whether or not such casualty is covered in whole or in part by insurance, Landlord may at Landlord’s option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage and Landlord shall have no further liability hereunder. Substantial damage shall be defined as damage that will cost over One Hundred Thousand Dollars ($100,000.00) to repair. If at any time during the last twelve (12) months of the Term of this Lease there is substantial damage to the Leased Premises such that Tenant’s use of the Leased Premises is materially impaired, in Tenant’s reasonable opinion, Tenant shall have the right to terminate this Lease as of the date of occurrence of such damage by giving written notice to Landlord within thirty (30) days after the date of occurrence of such damage, and Tenant shall have no further liability hereunder (except for those obligations and liabilities that expressly survive the termination of this Lease).

ARTICLE 20
CONDEMNATION
20.1   Definitions .

    (a)      “ Condemnation ” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

    (b)   “ Date of taking ” means the date the condemnor has the right to possession of the property being condemned.

    (c)   “ Award ” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

    (d)      “ Condemnor ” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

20.2     Total Taking . If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

20.3     Partial Taking; Common Areas .

    (a)     any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 33?% or more of the total number of square feet in the Leased Premises is taken.

    (b)   If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.

    (c)   If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

20.4    Termination or Abatement . If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the “ Terminating Party ”), it must terminate by giving notice to the other party (the “ Nonterminating Party ”) within thirty (30) days after the nature and extent of the taking have been finally determined (the “ Decision Period ”). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, this Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

20.5   Restoration . If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as possible to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor. The foregoing limitation shall not apply ( i.e. , if such additional expenditure is necessary in order to render the Leased Premises tenantable, Landlord agrees to expend more for such restoration than the extent of funds actually paid to Landlord by condemnor) if Landlord determines, in its reasonable discretion and in good faith, that such expenditure is economically feasible.

20.6   Award . Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord. However, Tenant may file a separate claim at Tenant’s sole cost and expense for Tenant’s trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold.

ARTICLE 21
ASSIGNMENT AND SUBLETTING

21.1    Lease is Personal . The purpose of this Lease is to transfer possession of the Leased Premises to Tenant for Tenant’s personal use in return for certain benefits, including rent, to be transferred to Landlord. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Leased Premises for its own personal use and not for the purpose of obtaining the right to assign or sublet the leasehold to others.

21.2   “Transfer of the Leased Premises” Defined . Except for transfer described in Section 21.4(j) hereof, the terms “ Transfer of the Leased Premises ” or “ Transfer ” as used herein shall include any assignment of all or any part this Lease (including an assignment by operation of law), subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Leased Premises.

21.3   No Transfer Without Consent . Except as permitted in Section 21.4(j) hereof, Tenant shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord. The consent by Landlord to any Transfer shall not automatically include the consent to the assignment or transferring of any lease renewal option rights or space option rights of the Leased Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

21.4   When Consent Granted . The consent of Landlord to a Transfer shall not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(a)    The financial strength of the proposed transferee at the time of the proposed Transfer is not at least equal to that of Tenant at the time of execution of this Lease; provided, however, that the foregoing shall not apply to proposed subtenants of any portion of less than the entire Leased Premises;

(b)   A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex or the other occupants of the Complex would be adverse, disadvantageous or require unreasonable improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;

(c)   A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord, or whose occupancy or use may violate any restrictions set forth in this Lease, or any negative covenant as to use of the Leased Premises required by any other lease in the Building;

(d)   The existence of any Default by Tenant under any provision of this Lease;

(e)   A proposed transferee who is, or whose business is, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant’s business is subject;

(f)   Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, is negotiating with Landlord to lease space in the Building or in the Complex at such time;

(g)   The proposed Transferee is a governmental agency or unit, or a non-profit entity, or an existing tenant in the Complex;

(h)   Landlord otherwise determines that the proposed Transfer would have the effect of unreasonably increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;

(i)   The proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Leased Premises of a type, nature or quantity not then acceptable to Landlord; and

(j)    The proposed Transferee may be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity.

(k)   Permitted Transfer. Notwithstanding anything to the contrary contained in this Article 21, (a) a transfer or subletting of all or a portion of the Leased Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (an “Affiliate ”), (b) an assignment of the Leased Premises to an entity which acquires all or substantially all of the assets of Tenant, or (c) an assignment of the Leased Premises to an entity which is the resulting entity of a merger or consolidation of Tenant during the Term or any Renewal Term, shall not be deemed a Transfer or a Transfer of the Leased Premises under this Article 21 and shall not be subject to Landlord’s approval, and such Affiliate or other assignee (each a “ Permitted Transferee ”) shall not be deemed a transferee or sublessee under this Article 21, provided that Tenant notifies Landlord prior to any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Permitted Transferee, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. If requested, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.

21.5    Procedure for Obtaining Consent . With respect to a Transfer requiring Landlord’s consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee’s financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

(a)     The past two years’ Federal Income Tax returns of the proposed transferee (or in the alternative the past two years’ audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

(b)   Banking references of the proposed transferee;

(c)   A resume of the business background and experience of the proposed transferee;

(d)   At least five (5) business and three (3) personal references for the proposed transferee; and

(e)    An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.

Landlord shall consent or not consent to Tenant’s request for Landlord’s consent within fifteen (15) days following the date that Landlord has received all of the information described in this Section 21.5.

21.6    Recapture . By written notice to Tenant (the “ Termination Notice ”) within fifteen (15) days following submission to Landlord by Tenant of the information specified in Section 21.5, Landlord may terminate this Lease with respect to (a) the entire Leased Premises in the event of an assignment of all of Tenant’s rights under this Lease, or (b) the portion of the Leased Premises that Tenant is proposing to sublet if such proposed subletting is for more than fifty percent (50%) of the Leased Premises and is for the remainder of the Term. If Landlord elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Leased Premises, (i) an amendment to this Lease shall be executed in which Tenant’s obligations for Rent and other charges shall be reduced in proportion to the reduction in the size of the Leased Premises caused thereby by restating the description of the Leased Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the Rentable Area of the Leased Premises offered for sublease and the denominator of which is the Rentable Area of the Leased Premises immediately prior to such termination, as determined by Landlord in its sole and absolute discretion, and (ii) following the effective date of such recapture, Tenant shall have no further obligations with respect to such area (except for any obligations that either expressly survive the termination of this Lease or are related to events or omissions that arose prior to the effective date of such recapture).

    21.7    Reasonable Restriction . The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “ Code ”) Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Leased Premises would be unreasonable.

21.8   Effect of Transfer . If Landlord consents to a Transfer and does not elect to recapture as provided in Section 21.6, the following conditions shall apply:

(a)    Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

(b)    Except in the event of an assignment or sublease to a Permitted Transferee, Tenant shall pay to Landlord on a monthly basis, fifty percent (50%) of the excess of any sums of money, or other economic consideration received by Tenant from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like, less reasonable and customary market-based leasing commissions, legal fees, advertising fees, the reasonable cost to Tenant of any Building-standard improvements paid for by Tenant in connection with such assignment or sublease, and any costs to separately demise the premises that is subject to the sublease from the remainder of the Leased Premises, including the installation of demising walls and the relocation of utilities, if necessary, over the aggregate of the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the Leased Premises transferred is less than the entire Leased Premises. The amount so derived shall be paid with Tenant’s payment of Minimum Monthly Rent.

(c)   No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder except as otherwise expressly permitted by Landlord. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

(d)   If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.

(e)    No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein except to the limited extent provided in the instrument of transfer, (ii) such transferee will, at Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.

21.9     Costs . Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable costs and attorneys’ fees (not to exceed $2,000.00) incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted.

21.10     Collection of Rent . If, without Landlord’s consent when required under this Article 21, this Lease is assigned, or any part of the Leased Premises is sublet or occupied by anyone other than Tenant or a Permitted Transferee or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 21, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease unless otherwise expressly agreed by Landlord.

ARTICLE 22
ENTRY BY LANDLORD

22.1    Rights of Landlord . Tenant shall permit Landlord and Landlord’s agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Leased Premises and such party’s agents to enter the Leased Premises at all reasonable times upon prior written notice (except in the case of emergencies, when no such notice is required) for the purpose of (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (c) placing upon the Building any usual or ordinary “for sale” signs and showing the space to prospective purchasers, investors and lenders, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and (e) placing on the Leased Premises any “to let” or “to lease” signs and marketing and showing the Leased Premises to prospective tenants at any time within six (6) months prior to the expiration of this Lease. This Section in no way affects the maintenance obligations of the parties hereto. Landlord shall use reasonable efforts to perform any entry into the Leased Premises in a manner that will minimize interference with the operation of Tenant’s business in the Leased Premises.

ARTICLE 23
SIGNS

23.1   Approval, Installation and Maintenance . Except as provided in Article 37, Tenant shall not place on the Leased Premises or on the Building or the Common Areas of the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Landlord’s prior written consent, which Landlord reserves the right to withhold for any aesthetic or other reason in its sole and absolute discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant’s expense.

23.2   Directory . The main lobby in the first floor of the Building contains a directory wherein the Building’s tenants will be listed. Tenant shall be entitled to have its name listed in such directory.

ARTICLE 24
DEFAULT

24.1    Definition . The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each, a “Default ”):
(a)    Payment. Any failure by Tenant to pay the rent, to replenish the Security Deposit as required by Section 8.3 above, or to make any other payment required to be made by Tenant hereunder within five (5) days after receipt of notice from Landlord that such sum is past due; or

(b)   Transfer. Tenant shall have sublet the Leased Premises or assigned its interest in this Lease or otherwise entered into a Transfer in breach of the Article 21 hereof; or

(c)   Required Documents. Tenant shall have failed to deliver documents required of it pursuant to Article 31 or Article 32 hereof within the time periods specified therein; or

(d)   Other Covenants. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the twenty (20) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such twenty (20) day period, commence to cure and thereafter diligently prosecute the same to completion; or

(e)   Receivership. Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant if such action is not dismissed within thirty (30) days. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation.

ARTICLE 25
REMEDIES UPON DEFAULT

25.1   Termination and Damages . In the event of any Default by Tenant, then in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a)     The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b)     The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c)   The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d)   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

(e)   At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

The parties hereby agree and acknowledge that, in the event of Default by Tenant within the first three (3) years of the Initial Term for the Initial Premises, the amount of damages may include the amount of the brokerage commission paid to the Broker pursuant to Section 39.21 below; provided, however, that the total amount of the brokerage commission to be included in damages shall be automatically reduced by one-third for each year. By way of example, if Tenant Defaults in the second year of the Initial Term for the Initial Premises then sixty-six and six-tenths percent (66.6%) of the total brokerage commission paid by Landlord shall be included in the calculation of damages, and if Tenant Defaults in the third year of the Initial Term for the Initial Premises, then thirty-three and three-tenths percent (33.3%) of the total brokerage commission paid by Landlord shall be included in the calculation of damages.

25.2   Definition . As used in Sections 25.1(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 25.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

25.3   Personal Property . In the event of any default by Tenant, Landlord shall also have the right and option, with or without terminating this Lease, to do any one or combination of the following:

(a)     to reenter the Leased Premises and remove all persons and property from the Leased Premises;

(b)     to require Tenant to forthwith remove such property.

Landlord shall have the sole right to take exclusive possession of such property and to use it or rent, until all defaults are cured. If Landlord shall remove property from the Leased Premises, Landlord may, in its sole and absolute discretion, store such property in the Complex, in a public warehouse or elsewhere. All costs incurred by Landlord under this Section, including, without limitation, those for removal and storage (including, without limitation, reasonable charges imposed by Landlord for storage within the Complex), shall be at the sole cost of and for the account of Tenant. The rights stated herein are in addition to Landlord’s rights described in Article 17.

25.4     Recovery of Rent; Reletting .

(a)    In the event of the abandonment of the Leased Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 25.3 above, shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord’s right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b)   In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises, as Landlord shall consider advisable for the purpose of reletting the Leased Premises or portion thereof; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(c)   No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(d)   Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

(e)   Tenant’s Subleases. Whether or not Landlord elects to terminate this Lease on account of any Default by Tenant, Landlord may:

(1)   Terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Leased Premises or any portion thereof; or

(2)   Choose to succeed to Tenant’s interest in such an arrangement. If Landlord elects to succeed to Tenant’s interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

25.5    No Waiver . Efforts by Landlord to mitigate the damages caused by Tenant’s Default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder.

25.6   Curing Defaults . If Tenant defaults in the performance of its obligations under this Lease after the expiration of any applicable cure periods, Landlord, without waiving such default, may perform such obligation at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any federal, state or local law, rule, ordinance or regulation, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after twenty (20) days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation (or, if such default cannot be cured within such twenty (20) day period, if Tenant fails to diligently commence such cure within such twenty (20) day period). All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this lease and/or right of Landlord in or to the Leased Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the rate provided in this Lease for past due sums from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by Landlord to Tenant.

25.7   Cumulative Remedies . The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy.

ARTICLE 26
BANKRUPTCY

26.1    Bankruptcy Events . If at any time during the Term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as a “ bankruptcy event ”), then the following provisions shall apply:

(a)     Assume or Reject. At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession (“ debtor ”) shall either expressly assume or reject this Lease within the earlier of sixty (60) days following the entry of an “Order for Relief” or such earlier period of time provided by law.
(b)   Cure. In the event of an assumption of this Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

(c)   Adequate Assurance. For the purposes of Section 26.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

(1)     written assurance that rent and any other consideration due under this Lease shall first be paid before any other of Tenant’s costs of operation of its business in the Leased Premises is paid;

(2)   written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys’ fees), occasioned by such breach;

(d)  Landlord’s Obligation. Where a Default exists under this Lease, the party assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease.

(e)   Assignment. The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a Default under this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of this Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.

(f)    Fair Value. Landlord shall be entitled to the fair market value for the Leased Premises and the services provided by Landlord (but in no event less than the rental reserved in this Lease) subsequent to the commencement of a bankruptcy event.

(g)  Reservation of Rights. Landlord specifically reserves any and all remedies available to Landlord in Article 25 hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

ARTICLE 27
SURRENDER OF LEASE

27.1    No Merger . The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27.2   Restoration . Tenant shall return the Leased Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair; free of rubble and debris; broom clean; reasonable wear and tear, damage by casualty or condemnation, and repairs and maintenance obligations of Landlord excepted. All damage to the Leased Premises caused by the removal of any trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination. Landlord hereby agrees that Tenant shall not be required to remove the initial Tenant Improvements at the expiration or termination of the Term.

ARTICLE 28
LANDLORD’S DEFAULT AND EXCULPATION

28.1   Limited Liability . In the event of default, breach, or violation by Landlord (which term includes Landlord’s partners, members, managers, co-venturers, co-tenants, officers, directors, employees, agents, or representatives) of any Landlord’s obligations under this Lease, Landlord’s liability to Tenant shall be limited to its ownership interest in the Building or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord. Landlord (as defined in Section 28.1) shall not be personally liable for any deficiency beyond its interest in the Building.

28.2   Landlord’s Liability . Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. Landlord, its property manager and Landlord’s lender shall not be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building, the Parking Garage, the Common Area or the Complex, or by construction of any private, public or quasi-public work.

ARTICLE 29
ATTORNEYS’ FEES

29.1    Attorneys’ Fees . In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all reasonable costs and expenses, including, without limitation, all reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party. The “ prevailing party ” means the party determined by the court or arbitrator (if the parties elected to use arbitration) to be the one in whose favor a judgment is rendered. Further, in the event of any default by a party under this Agreement after notice and the expiration of the applicable cure period, such defaulting party shall pay expenses and attorneys’ fees incurred by the other party in connection with such default, whether or not any litigation is commenced. The provisions of this Section shall survive the expiration or termination of this Lease.

ARTICLE 30
NOTICES

30.1    Writing . All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or overnight by Fed Ex or reputable courier which provides written evidence of delivery or other means of confirmation of delivery (such as computer confirmation by Fed Ex), or by facsimile with facsimile confirmation that the notice was sent, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice sent to the other in the manner aforesaid.

30.2     Effective Date . Any such notice, demand or request (“ notice ”) given by overnight courier or personal service shall be deemed given on the earlier of the date of actual receipt or the date on which delivery is refused. Notice given by facsimile shall be deemed given on the day on which the facsimile is sent; and notice given by registered or certified mail shall be deemed delivered on the third (3rd) day after the date so mailed.

30.3   Authorization to Receive . Each person and/or entity whose signature is affixed to this Lease as Tenant or as guarantor of Tenant’s obligations (“ obligor ”) designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

ARTICLE 31
SUBORDINATION AND FINANCING PROVISIONS

31.1   Priority of Encumbrances . This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Leased Premises shall not be disturbed if Tenant is not in Default and so long as Tenant shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Notwithstanding the terms of this Section 31.1, Landlord shall use commercially reasonable efforts to obtain from its current mortgagee a subordination, non-disturbance and attornment agreement (an “ SNDA ”) in substantially the form attached hereto as Exhibit J or such other form as reasonably acceptable to Tenant. If for any reason Landlord fails to so deliver to Tenant the SNDA within thirty (30) days after the date of mutual execution and delivery of this Lease, Tenant, as its sole remedy for such failure, may terminate this Lease by providing written notice to Landlord, which notice shall be given, if at all, not later than forty-five (45) days after the date of mutual execution and delivery of this Lease. In the event that this Lease is terminated in connection with the foregoing, Landlord shall immediately return to Tenant any prepaid Rent, Letter of Credit or other amounts delivered by Tenant, and the parties shall hereafter have no further obligations to one another. With respect to any future mortgage, Landlord shall use commercially reasonable efforts to provide Tenant with an SNDA in favor of Tenant from such mortgagee; provided, however, that as a condition to the subordination of this Lease to a future mortgage or deed of trust, Tenant shall receive from the applicable mortgagee a written non-disturbance agreement in a form reasonably acceptable to Tenant providing for the recognition of Tenant’s interests under this Lease in the event of a foreclosure of such mortgagee’s security interest.

31.2   Execution of Documents . Tenant agrees to execute any documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender, provided that Tenant’s rights hereunder are not materially adversely impacted. It is understood by all parties that Tenant’s failure to execute the subordination documents referred to above may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

31.3   Attornment . If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord’s interest in the Leased Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the tenant of said successor-in-interest without change in the terms or other provisions of this Lease; provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease or except to the extent such prepayment is required by the terms of the Lease, (ii) liable for any act or omission of any previous landlord (including Landlord) except that any successor landlord shall be liable for the cure of any continuing Landlord default that relates to the physical condition of the Leased Premises or the Building, (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), other than rental abatement for loss or condemnation expressly provided for herein, or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) Business Days after receipt of request by said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor-in-interest.

31.4   Notice and Right to Cure Default . Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional fifteen (15) Business Days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such fifteen (15) Business Days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

31.5   Reasonable Accommodations . In connection with any financing of the Building, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided that such modifications do not increase the Rent, unreasonably increase the obligations, or unreasonably and adversely affect the rights, of Tenant under this Lease.

ARTICLE 32
ESTOPPEL CERTIFICATES

32.1    Execution by Tenant and Landlord . Within ten (10) Business Days after receipt of written request by the other party, Landlord or Tenant shall execute and deliver to the other party an estoppel certificate acknowledging such facts regarding this Lease as such party may reasonably require, including, without limitation, that to the extent of such party’s knowledge (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease (or if so, specify); (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease (or if so, specify); (iv) no rent in excess of one month’s rent has been paid in advance (or if so, specify); (v) such party has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder (or if so, specify); and (vi) such party has no defense, setoff, recoupment or counterclaim against the other party (or if so, specify). Any such estoppel certificate may be relied upon by such parties as are reasonably requested by the other, including any lender and any prospective purchaser of the Building or the Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by such party.

32.2   Financing . If Landlord desires to finance or refinance the Leased Premises, or any part thereof, or the Building, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years’ financial statements of Tenant. All such financial statements shall be received by Landlord and such lender in confidence and shall be used only for the purposes herein set forth. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive two (2) year period during the Term unless Tenant is in default or Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord.

ARTICLE 33
RENEWAL OPTIONS

33.1    Grant of Option; Conditions . Tenant shall have the right to extend the Term (the “ Renewal Option ”), for two (2) additional periods of five (5) years each (each, a “ Renewal Term ”), commencing on the day following the Termination Date of the Initial Term, or on the day following the last day of the prior Renewal Term, as applicable (the “ Applicable Expiration Date ”), and ending on the fifth (5th) anniversary of the Termination Date or on the last day of the prior Renewal Term, as applicable. Such Renewal Options shall be personal to Tenant and to any Permitted Transferee and shall be exercisable if:

(a)   Landlord receives notice of exercise (“ Initial Renewal Notice ”) not less than twelve (12) full calendar months prior to the Applicable Expiration Date and not more than fifteen (15) full calendar months prior to the Applicable Expiration Date; and

(b)   Tenant is not in Default under this Lease at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

(c)   The original Tenant named under this Lease or any Permitted Transferee (“ Original Tenant ”) is occupying at least 100,000 rentable square feet of the Leased Premises at the time that Tenant delivers its Initial Renewal Notice and at the time Tenant delivers its Binding Notice.

33.2    Terms Applicable to Leased Premises During Renewal Term .

(a)    The initial Minimum Monthly Rent rate per rentable square foot for the Leased Premises during the Renewal Term shall be equal to ninety-five percent (95%) of the Prevailing Market (hereinafter defined) rate per rentable square foot for the Leased Premises, with the Prevailing Market rate being subject to adjustment during the Renewal Term, in accordance with the determination of the Prevailing Market rate described in Section 33.3 below. Minimum Monthly Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of the Prevailing Market rate. Minimum Monthly Rent attributable to the Leased Premises shall be payable in monthly installments in accordance with the terms and conditions of Article 5 of this Lease.

(b)   Tenant shall pay Additional Rent for the Leased Premises during the Renewal Term in accordance with Article 6 of this Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Operating Costs, Taxes and Insurance, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

33.3    Procedure for Determining Prevailing Market . Within thirty (30) days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Minimum Monthly Rent rate for the Leased Premises for the Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable Minimum Monthly Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“ Binding Notice ”) of Tenant’s exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “ Rejection Notice ”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Leased Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Leased Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. If the parties have not reached agreement on the Prevailing Market rate by the date that is sixty (60) days after Tenant’s delivery of the Rejection Notice (the “Initial Rent Determination Period ”) to Landlord, then within ten (10) days following the expiration of the Initial Rent Determination Period, Tenant may elect, by giving written notice to Landlord, to either (i) submit to binding arbitration for a determination of the Prevailing Market rate as set forth herein, or (ii) extend the Term of this Lease for a period of six (6) to twelve (12) months, as specified by Tenant in its written notice of election (which notice and election shall be irrevocable), at a Minimum Monthly Rent equal to one hundred ten percent (110%) of the then-current Minimum Monthly Rent plus payment of all additional rent. If Tenant elects alternative (ii) and extends the Term of this Lease for a period of six (6) to twelve (12) months, such extension shall be upon and subject to all of the terms and provisions of this Lease, and this Lease shall automatically terminate at the end of the applicable period so specified by Tenant; provided that Tenant shall have no further option to extend or renew this Lease. The failure of Tenant to make an election of either alternative (i) or (ii) above within the aforesaid ten (10) day period shall be conclusively and irrevocably deemed to be an election by Tenant to elect alternative (i). If Tenant elects, or is deemed to have elected, to submit to binding arbitration, then each party shall appoint an appraiser and shall give to the other party the identity of the appraiser no later than the date that is twenty (20) days after the expiration of the Initial Rent Determination Period. If either party fails to appoint an appraiser by such date, the sole appraiser appointed, if any, shall determine the Prevailing Market rate. If either party fails to appoint an appraiser as set forth herein, then Landlord’s determination of the Prevailing Market rate shall be final and binding upon the parties. If two appraisers are appointed, they shall immediately meet and attempt to agree upon such Prevailing Market rate. If the appraisers cannot reach agreement on the Prevailing Market rate by the date that is fifteen (15) days after appointment of the appraisers by the parties hereto, each appraiser shall submit a determination of the Prevailing Market rate to Landlord and Tenant not later than twenty (20) days after such appointment. If only one (1) appraiser submits its determination of the Prevailing Market rate within such twenty (20) day period, then the Prevailing Market rate shall be deemed to equal such appraiser’s determination. If neither appraiser timely submits its determination of the Prevailing Market rate, then Landlord’s determination of the Prevailing Market rate shall be final and binding upon the parties. If the determinations of the Prevailing Market rate made by these two appraisers differ by five percent (5%) or less of the higher of the two determinations, the Prevailing Market rate shall be the average of the two determinations. If the determinations vary by more than five percent (5%) of the higher of the two determinations, the two appraisers shall within ten (10) days after submission of their determinations, appoint a third appraiser. If the two appraisers shall be unable to agree on the selection of a third appraiser within the ten (10) day period, then either Tenant or Landlord may request such appointment by petitioning the presiding judge of the Superior Court in and for the County of Santa Clara. Such third appraiser shall, within thirty (30) days after appointment, make a determination of the Prevailing Market rate and submit such determination to Landlord and Tenant. The Prevailing Market rate shall be the determination of the Prevailing Market rate submitted by the original two appraisers that is closer to the Prevailing Market rate determination of the third appraiser. If the third appraiser’s determination is exactly equal to the arithmetic mean of the Prevailing Market rate determinations of the original two appraisers, then the Prevailing Market rate shall be the average of the original two determinations. For purposes of this Section, “appraiser” shall mean an MAI designated appraiser with not less than five (5) years of full-time commercial appraisal experience in the County of Santa Clara. Each party shall bear the fees and costs incurred by each party’s appraiser in connection with the determination of the Prevailing Market rate and all fees and costs incurred by the third appraiser, if any, in connection with the determination of the Prevailing Market rate shall be shared equally by Landlord and Tenant. If the determination of the Prevailing Market rate has not been made by the Applicable Expiration Date, then Tenant shall (i) continue to pay monthly Minimum Monthly Rent at the rate of one hundred ten percent (110%) of the monthly Minimum Monthly Rent for the last month of the Term (the “ Arbitration Period Minimum Monthly Rent ”), as well as any Additional Rent due under this Lease and (ii) pay to Landlord, or receive as a refund from Landlord, as applicable, on the first day of the month after the determination of the Prevailing Market rate is made, an amount, if any, equal to the difference between the Arbitration Period Minimum Monthly Rent that was paid to Landlord and the Minimum Monthly Rent for the Renewal Term that should have been paid to Landlord as the monthly Minimum Monthly Rent for the Renewal Term as determined hereunder.

33.4     Renewal Amendment . If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “ Renewal Amendment ”) to reflect changes in the Minimum Monthly Rent, Term, Termination Date and other appropriate terms related to the renewal. The Renewal Amendment shall be sent to Tenant within thirty (30) days after Landlord’s receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

33.5     Definition of Prevailing Market . As used herein, “ Prevailing Market ” shall mean the arm’s length fair market annual rental rate per rentable square foot under leases entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Leased Premises or Expansion Space (as applicable) in the Building or Comparable Buildings (as defined below) for a comparable term. The determination of the Prevailing Market shall take into account the existence and quality of improvements within the space and any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of the Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined to the time such Prevailing Market rate will become effective under this Lease. As used herein, “Comparable Buildings” shall mean class “A” office buildings that consist of more than ten (10) floors, other than the Building, that are of comparable size and quality as the Building and are located in the Silicon Valley in California, encompassing Palo Alto through Santa Clara.

ARTICLE 34
SECONDARY PREMISES

34.1    Lease of Secondary Premises . Landlord hereby leases to Tenant, and Tenant hires from Landlord the additional space located on the seventh (7th) and eighth (8th) floors of the Building and designated in Exhibit B-2 attached hereto as the “ Secondary Premises ” (the “Secondary Premises” and, after the Secondary Premises Commencement Date (as defined below), collectively with the Initial Premises referred to as the “ Leased Premises ”). The rentable square footage of the Secondary Premises is deemed to be forty-nine thousand five hundred ninety-eight (49,598) rentable square feet.

34.2   Terms . The parties hereby agree that the lease of the Secondary Premises shall be upon all of the terms and conditions of this Lease that apply to the Initial Premises, except with respect to the following:

(a)   The commencement date for the Secondary Premises shall be January 1, 2008 (the “ Secondary Premises Commencement Date ”) and the term of the Secondary Premises (the “ Secondary Term ”) shall be coterminous with the Initial Term for the Initial Premises.

(b)   Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as “ Minimum Monthly Rent ” for the Secondary Premises the amount specified for the Secondary Premises in Section 1.12 hereof, payable in advance on the first day of each month during the Secondary Term of this Lease. Notwithstanding the foregoing, if Tenant elects to occupy the Secondary Premises prior to the Secondary Premises Commencement Date, then Tenant shall pay Minimum Monthly Rent in an amount equal to Twenty-Five Cents ($0.25) per rentable square foot per month for the period beginning on the date Tenant takes possession of the Secondary Premises and ending on the Secondary Premises Commencement Date.

(c)   Tenant’s Proportionate Share shall be calculated based on the ratio between the rentable square footage of Secondary Premises and the rentable square footage of the Building.

34.3    Expansion Amendments . Landlord shall prepare an amendment (the “ Secondary Premises Amendment ”) to reflect the Secondary Premises Commencement Date with respect to the Secondary Premises and the changes in Minimum Monthly Rent, rentable square footage of the Leased Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Secondary Premises Amendment shall be sent to Tenant within fifteen (15) days following the Secondary Premises Commencement Date with respect to the Secondary Premises, and Tenant shall execute and return the Secondary Premises Amendment to Landlord within fifteen (15) days thereafter, but the expansion of the Leased Premises to include the Secondary Premises in accordance with this Article 34 shall be fully effective whether or not the Secondary Premises Amendment is executed.

ARTICLE 35
RIGHT OF FIRST OFFER

35.1    Right of First Offer; Conditions . During the Term (including any Renewal Term), Tenant shall have a continuing right of first offer (the “ First Offer Right ”) with respect to space located in the Building (each, an “ Offer Space ”) for a term commencing after the expiration or termination of the first lease Landlord enters into after the date of this Lease and subject to any extension, expansion or other rights granted under such lease, with respect to such space. Such First Offer Right shall be personal to Tenant and to any Permitted Transferee and shall be exercisable if:

(a)    Landlord receives an Initial Offer Notice (as defined below); and

(b)     Tenant is not in default under this Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Offer Notice or at the time Tenant delivers its Acceptance Notice (as defined below); and

(c)   Original Tenant (including any Permitted Transferee) is occupying at least 100,000 rentable square feet of the Leased Premises at the time that Tenant delivers its Initial Offer Notice and at the time Tenant delivers its Acceptance Notice; and

(d)   The financial condition of Tenant shall be acceptable to Landlord at the time Landlord receives the Expansion Notice and on the Expansion Commencement Date, as evidenced by financial statements delivered to Landlord in a form reasonably acceptable to Landlord.

35.2    Procedure for Exercise of First Offer Right .

(a)    If, at any time during the Term, Tenant desires to exercise its First Offer Right, Tenant shall deliver a written notice to Landlord requesting that Landlord notify Tenant of the availability of space in the Building (“ Initial Offer Notice ”). The Initial Offer Notice shall specify the approximate amount of additional space that Tenant desires to lease in the Building.

(b)   Within fifteen (15) Business Days following Landlord’s receipt of the Initial Offer Notice, Landlord shall inform Tenant in writing of Offer Space, if any, that is then available for lease in the Building and the terms upon which Landlord would be willing to lease such Offer Space to Tenant (the “ Landlord Notice ”); provided, however, that the parties agree that the Minimum Monthly Rent amount shall not exceed the then existing Prevailing Market rate (as defined in Section 33.5 above). The Landlord Notice shall, with respect to any Offer Space, (1) state Landlord’s willingness to lease the Offer Space, (2) identify a proposed commencement date, (3) state all of the material monetary terms (including, without limitation, the Minimum Monthly Rent) proposed by Landlord for the Offer Space, and (4) expressly identify itself as a “Landlord Notice.”

(c)    Tenant shall, within ten (10) days following receipt of such Landlord Notice, deliver to Landlord written notice of its election to accept or reject Landlord’s offer to lease such Offer Space on the terms set forth in the Landlord Notice (the “ Acceptance Notice ”). If (i) Tenant rejects Landlord’s offer to lease the Offer Space in the Building, or (ii) if Tenant fails to respond to Landlord’s notice within such ten (10) day period, or (iii) if Tenant fails to accept such offer on the express terms set forth in the Landlord Notice, Landlord shall have no further obligation to Tenant with respect to such Offer Space or to provide a Landlord Notice to Tenant with respect to any other Offer Space until such time that Tenant delivers to Landlord another Initial Offer Notice. In no event may Tenant submit more than one Initial Offer Notice to Landlord more than once in any six (6) month period during the Term. If Tenant accepts Landlord’s offer to lease Offer Space in the Building on the terms set forth in the Landlord Notice, the parties will enter into a lease amendment to reflect the commencement date of the term for the applicable Offer Space (the “ Offer Commencement Date ”) and the changes in Minimum Monthly Rent, rentable square footage of the Leased Premises, Tenant’s Proportionate Share and other appropriate terms (an “ Offer Amendment ”). A copy of the Offer Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the applicable Acceptance Notice, and Tenant shall execute and return the Offer Amendment to Landlord within five (5) days thereafter. If Tenant fails to deliver such Offer Amendment within such five (5) day period, Landlord may, in it sole discretion, terminate Tenant’s rights to such Offer Space or deem such failure to be a valid exercise of such First Offer Right, in which case such First Offer Right shall be fully effective whether or not an Offer Amendment is executed.

35.3    Terms .

(a)    Each Offer Space (including improvements and personalty, if any) shall be accepted by Tenant in its “as-built” condition and configuration existing on the earlier of the date Tenant takes possession of such Offer Space or as of the Offer Commencement Date.

(b)    The term for each Offer Space shall commence on the Offer Commencement Date for such Offer Space, and shall end, unless sooner terminated pursuant to the terms of this Lease, on the date specified in Landlord’s Notice. If Landlord is delayed delivering possession of any Offer Space for any reason whatsoever, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

(c)   Each Offer Space shall be considered a part of the Leased Premises, subject to all the terms and conditions of this Lease (except to the extent otherwise specified in Landlord’s Notice with respect to such Offer Space), except that no allowances or credits provided to Tenant with respect to the Initial Premises shall apply to any Offer Space, except as may be specifically provided otherwise in this Article.

ARTICLE 36
LIMITED RIGHT OF FIRST REFUSAL

36.1    Subject to the terms of this Article 36, Tenant shall have a limited right of first refusal (the “ Right of First Refusal ”) during the Term and any Renewal Term to lease space in the Building. The Right of First Refusal is personal to WebEx Communications, Inc. and may not be exercised by any sublessee or assignee, or by any other successor or assign, of WebEx Communications, Inc. The Right of First Refusal shall be effective only if Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, either at the time of the applicable exercise of the Right of First Refusal or on the applicable First Refusal Commencement Date (as hereinafter defined).

36.2    In the event that Landlord receives a bona fide offer (an “ Offer ”), that Landlord is willing to accept, to lease a portion of the Building to any department or division of Centra Software, Genesys Conferencing, Raindance Communications, IBM, Oracle, Macromedia, Microsoft or Cisco Systems whose primary activity in the Building is the development or sale of web conferencing equipment or software (each, a “ Direct Competitor ”) (the space that is the subject of such Offer being herein referred to as the “ First Refusal Space ”), then provided such Offer was signed by an authorized representative of such Direct Competitor or its parent company, Landlord shall notify Tenant in writing of the terms and conditions of such Offer along with written certification by Landlord that Landlord is willing to enter into a lease with such Direct Competitor on the terms contained in such Offer (each such written notice and certification being herein referred to as a “ First Refusal Space Availability Notice ”). If the First Refusal Availability Notice is delivered by Landlord prior to the third anniversary of the date of this Lease, then Tenant shall thereafter have the right to lease such First Refusal Space on the same terms and conditions as set forth herein. If the First Refusal Availability Notice is delivered by Landlord following the third anniversary of the date of this Lease, then Tenant shall thereafter have the right to lease such First Refusal Space on the same terms and conditions specified in the First Refusal Space Availability Notice. In order to exercise any such right, Tenant must deliver a written notice (a “ First Refusal Acceptance Notice ”) to Landlord not later than ten (10) days after Tenant’s receipt of the First Refusal Space Availability Notice. If Tenant fails to deliver a First Refusal Acceptance Notice to Landlord on a timely basis as provided in the preceding sentence (time being of the essence), then Tenant shall be deemed to have elected not to exercise the Right of First Refusal as to such First Refusal Space. Notwithstanding anything herein to the contrary, Landlord will obtain an Offer and otherwise comply with the terms of this Article 36 prior to entering into any lease with a Direct Competitor.

36.3    In the event Tenant fails to exercise its Right of First Refusal with respect to any First Refusal Space in a timely manner as provided herein, Landlord shall thereafter have the right to lease such First Refusal Space to such Direct Competitor on materially the same terms and conditions as set forth in the Offer. If Tenant validly exercises such Right of First Refusal, then (i) Tenant’s lease of the applicable First Refusal Space shall commence on a date (a “ First Refusal Commencement Date ”) specified in the First Refusal Space Availability Notice (and as contained in the Offer), (ii) the First Refusal Space shall be leased to Tenant upon the terms and conditions determined pursuant to 36.2 above, (iii) Tenant’s Proportionate Share of the Building shall be increased to reflect the applicable First Refusal Space, and (iv) notwithstanding anything to the contrary contained herein, the First Refusal Space shall be delivered to Tenant in its “ as-is ” condition on the First Refusal Commencement Date, Tenant acknowledging and agreeing that Landlord shall have no obligation to improve, remodel or otherwise alter such First Refusal Space prior to or after the First Refusal Commencement Date; provided, however, that if the First Refusal Commencement Date is after the third anniversary of the date of this Lease, then in the event the Offer provides for a tenant improvement allowance, or improvements to be completed by Landlord, then such shall be applicable to the First Refusal Space. If Tenant exercises its Right of First Refusal, the parties shall enter into an amendment to this Lease reflecting the lease by Tenant of the applicable First Refusal Space.

36.4    In the event Tenant exercises its Right of First Refusal with respect to any First Refusal Space, then from and after the applicable First Refusal Commencement Date, the term “Premises,” whenever used in this Lease, shall mean the original Premises demised under this Lease and any First Refusal Space previously leased by Tenant (except, in the case of any First Refusal Space previously leased by Tenant, to the extent that the terms of this Lease are not consistent with the terms and conditions specified in the First Refusal Space Availability Notice applicable to such First Refusal Space) and the First Refusal Space then being leased (except, in the case of the First Refusal Space then being leased, to the extent that the terms of this Lease are not consistent with the terms and conditions specified in the applicable First Refusal Space Availability Notice).

ARTICLE 37
SIGNAGE

37.1   Signage and Building Naming Rights . Provided that all necessary governmental approvals have been obtained by Tenant and provided that Landlord has reasonably approved the Tenant Signage (as defined below), Tenant, at Tenant’s sole cost and expense, shall install: (i) an exclusive sign located on the roof of the Building (the “ Rooftop Signage ”), (ii) Tenant’s name on a monument sign, which will be located on the exterior of the Building (the “ Monument Signage ”), and (iii) a sign in the main lobby of the Building. All such signage (the “ Tenant Signage ”) shall be designed and installed in accordance with the signage criteria attached hereto as Exhibit G . In exercising any of Tenant’s signage rights hereunder, Tenant shall not impose any liability or obligations on Landlord or other tenants in the Building. At no additional cost or liability to Landlord, Landlord will cooperate with Tenant in obtaining all such approvals for the Tenant Signage. In addition, during the Term and any Renewal Term, Landlord shall officially name the Building the “WebEx Tower”. Landlord shall use such name when referring to the Building in any marketing and advertising materials. Notwithstanding the foregoing, the rights to the Tenant Signage and to have the Building named after Tenant as provided in this Article 37 shall be personal to Original Tenant and any Permitted Transferee, but none of the rights pursuant to this Article 37 may be assigned or transferred to or exercised by any assignee, sublessee, or transferee under a Transfer unless expressly approved by Landlord, in Landlord’s reasonable discretion, at the time Landlord consents to such proposed transfer. In addition, if at any time Original Tenant (including any Permitted Transferee) ceases to occupy at least one hundred thousand (100,000) rentable square feet of the Leased Premises, Original Tenant shall no longer be entitled to the Rooftop Signage, the Monument Signage, or the Building naming rights provided in this Article 37.

37.2   Signage Obligations . The installation of the Tenant Signage by Tenant shall constitute an alteration and Tenant shall comply with the requirements of this Lease for the construction of alterations with respect to the installation of such Tenant Signage. Tenant shall be responsible for all costs repair and maintain such signs. At its expense, Tenant shall remove such signs prior to the expiration or earlier termination of this Lease, and repair any damage caused to the Building in connection therewith. Tenant shall indemnify, defend and hold harmless Landlord and its property manager and lender for all claims, demands, damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorney fees, arising from any injury to any person or damage to any property caused or in any way related to any such sign or the installation, repair, maintenance or removal of any such signs, including, without limitation, the sign on the Building. In addition, Tenant, at Tenant’s sole cost and expense, shall remove the Tenant Signage upon the expiration or earlier termination of this Lease, and shall repair any damage resulting from such removal.

ARTICLE 38
ROOFTOP LICENSE
38.1    Agreement to License .

(a)    Effective as of the License Commencement Date (defined in Section 38.2 below), Landlord grants to Tenant, subject to the terms and conditions of this Article 38, a non-exclusive license (the “ License ”): (i) for the use of the Equipment Areas (defined below) for the installation, operation and maintenance of the Equipment (defined below), (ii) for the use of the Pathways (defined below), to the extent space is available therein, for the installation of and use of the Tenant Cabling (defined below), (iii) for the use of the Landlord Cabling (defined below), and (iv) for the use of the Access Areas (defined below) for the purpose of access to and from the Equipment, the Tenant Cabling and the Landlord Cabling. Except as expressly provided in this Article 38 Tenant shall not be required to pay any fee or other compensation to Landlord with respect to the License. Notwithstanding the foregoing, Tenant shall have the exclusive use of the Equipment Areas.

(b)    As used herein, “ Equipment Areas ” means Tenant’s pro rata share of roof area of the Building, in a location as proposed in writing by Landlord and reasonably approved in writing by Tenant. Landlord shall use commercially reasonable efforts to propose a location on the roof that optimizes Tenant’s line of sight from the Equipment Areas to the location of Tenant’s rooftop equipment at 364 Ferguson Drive, Mountain View, California (the “ Mountain View Equipment ”). Landlord hereby agrees and acknowledges that Tenant shall have the exclusive use of the Equipment Areas.

(c)    As used herein, “ Equipment ” means up to two (2) roof antennas, communication devices or satellite dishes installed by Tenant having a size and configuration reasonably approved in writing by Landlord.

(d)    As used herein, “ Pathways ” means such risers and other spaces within the Building as Landlord may reasonably approve in writing.

(e)   As used herein, “ Tenant Cabling ” means such cabling and related equipment of Tenant as Landlord may reasonably approve in writing.

(f)   As used herein, “ Landlord Cabling ” means such cabling, wiring and electrical lines in the Building owned by Landlord as Landlord may reasonably approve in writing.

(g)    As used herein, “ Access Areas ” means such stairwells and access passageways in the Building as Landlord may reasonably approve in writing.

(h)   The Equipment Areas, the Pathways and the Access Areas shall hereinafter be referred to collectively as the “ License Areas .” The Equipment and the Tenant Cabling, together with any equipment or improvements installed pursuant to Section 38.4(b) below, shall hereinafter be referred to collectively as the “ Facilities .”

38.2   Term of License . The term of the License shall commence on the date (the “ License Commencement Date ”) that is the later of (i) the Commencement Date, or (ii) the date of Landlord’s written notice to Tenant of Landlord’s approval of the License Areas, the Facilities and the Landlord Cabling and the Equipment Areas in accordance with the time periods set forth in Section 12.1 above, and shall terminate upon the expiration or earlier termination of this Lease.

38.3   Utilities .

(a)    Landlord shall have no obligation to provide Tenant with any utilities, facilities, outlets or Building services in the Equipment Areas, other than electrical power and outlets existing in the Equipment Areas as of the License Commencement Date; provided, however, that Landlord agrees to provide Tenant with such electrical outlets in the Equipment Areas as would be sufficient to operate a rooftop satellite of the type customarily installed by tenants on the rooftops of Comparable Buildings, as reasonably determined by Landlord. Tenant shall not alter, reconfigure, re-label or in any manner manipulate any utility, cabling or outlet in the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld.

(b)   Tenant shall diligently seek the local utility’s consent to, and upon receipt of such consent Tenant shall, install, at its sole cost and expense, a separate motor or motors for Tenant’s electrical power usage, and Tenant shall make payment directly to the public utility for all electrical power usage. For so long as Tenant makes payment directly to the public utility for all electrical power, Tenant shall have no obligation to reimburse Landlord for electricity in accordance with Section 38.3(c).

(c)   If, despite diligent efforts, Tenant is unable to obtain the local utility’s consent to the installation of a separate motor or motors for Tenant’s electrical usage as provided in Section 38.3(b) above, Landlord shall, at Tenant’s expense, install a submeter to measure the utilities consumed by the Facilities and Tenant shall pay to Landlord, as a license fee, the allocated charges, as reflected by the submeter, for all electrical power and other utilities used to operate the Facilities.

(d)   In no event shall Tenant’s usage of electrical power in the License Areas, either in voltage, rated capacity, or overall load, exceed such levels as would be sufficient to operate a rooftop satellite of the type customarily installed by tenants on the rooftops of Comparable Buildings, as reasonably determined by Landlord.

(e)    Notwithstanding anything else herein to the contrary, Landlord’s failure to furnish, or any interruption or termination of, electrical service to the Equipment Areas shall not render Landlord liable to Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Notwithstanding the foregoing, Landlord shall use reasonable efforts to remedy such failure or interruption as rapidly as reasonably possible.

38.4     Installation of Facilities .

(a)    Tenant may install the Facilities at its sole cost and expense, subject to the provisions of Section 38.4(d) below.

(b)    Subject to the provisions of Section 38.4(d) below, Tenant, at its sole cost and expense, shall from time to time install (i) such equipment and improvements (including, without limitation, fire suppression equipment and/or fire detection systems) as may be required with respect to its use or operation of any of the Facilities by applicable local building codes and/or state or local laws or regulations, and (ii) air ventilation and conditioning equipment as may be reasonably required by Landlord to avoid or prevent overheating of Landlord’s mechanical and electrical equipment in the Building due to Tenant’s Facilities.

(c)   The Facilities installed by Tenant shall remain the property of Tenant notwithstanding the fact that any such machinery, equipment and trade fixtures may be affixed or attached to the Building, or any portion thereof. Subject to the terms of this Lease, Tenant may replace and remove any Facilities during the Term.

(d)   Any and all work, including, without limitation, all installation, repair, maintenance or replacement of Facilities, to be performed by Tenant under this Article 38 (the “ Tenant Facilities Work ”) shall be performed in accordance with the provisions of Article 12 above.

(e)   Any approval of Landlord required under Section 38.4(d) above shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord’s approval of the location and manner of any penetrations of the Building may be given or withheld in Landlord’s sole and absolute discretion, and it shall be reasonable for Landlord to withhold its approval of any Facilities for any of the following reasons: (i) the installation or operation of the Facilities may in Landlord’s reasonable judgment damage or impair the structural integrity of the Building or would require additional material improvements or modifications to be made to the Building to accommodate any of such equipment; (ii) the installation or operation of the Facilities is in Landlord’s reasonable judgment likely to result in an unsafe condition affecting Landlord’s employees or contractors, or (iii) the installation or operation of the Facilities may in Landlord’s reasonable judgment interfere with any equipment of Landlord located in the Building, or interfere with any equipment or services of any third party, including any other tenant, licensee or other occupant (each, an “ Occupant ”) of the Building, all as existing as of the License Commencement Date. Notwithstanding anything else herein to the contrary, all Facilities shall be capable of being operated without the need for engineers or other personnel to be stationed in the License Areas (other than for normal maintenance and repair).

38.5    Maintenance and Repair . Subject to the provisions of Section 38.4(d) above, Tenant shall promptly repair any damage, whether in the License Areas or elsewhere in the Building, arising from Tenant’s activities in the Building pursuant to this Article 38. Tenant shall, at its sole cost and expense, maintain all of the Facilities installed by Tenant in good and safe condition, reasonable wear and tear excepted, and shall keep the areas used for installation or location of the Facilities installed by Tenant in good condition and free and clear of debris, clutter, unused cabling, conduit, equipment and tools.

38.6   Compliance with Law . The License Areas shall be used by Tenant only for the uses expressly permitted under this Article 38 and for no other use whatsoever. Tenant shall not use or permit the use of the License Areas for any purpose which is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall comply with all Laws regarding the installation, operation, maintenance, repair and removal of the Facilities installed by Tenant in and from the License Areas.

38.7   Indemnity . Without limiting any other provision of this Lease, except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, defend and hold Landlord harmless from any and all liabilities, obligations, damages, penalties, claims and actions, together with reasonable costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), asserted by any Occupant of the Building or of any residence or business located in the immediate vicinity of the Building alleging (i) damage or injuries based on exposure to electromagnetic fields or other consequences of Tenant’s installation or operation of the Facilities at the Building, or (ii) damage to or interference with such party’s business or equipment resulting from such installation or operation of the Facilities at the Building. The provisions of this Section 38.7 shall survive the termination of this Lease.

38.8   Access to License Areas . Access to the License Areas by Tenant shall be limited to persons reasonably approved, in writing and in advance, by Landlord, and, except in the case of an emergency (including, without limitation, emergency repairs), shall be permitted only (i) upon twenty-four (24) hours’ prior written notice to Landlord, and (ii) during the Building’s Normal Business Hours.

38.9   Non-Exclusivity/Non-Interference .

(a)    Except as hereinafter provided in this Section 38.9, the License granted hereby is non-exclusive. Landlord reserves the right to grant to other parties, including itself, other Occupants of the Building and third-party vendors, the right to locate, install and operate in the License Areas (other than the Equipment Areas) other equipment, including, without limitation, telecommunications equipment such as antennae, satellite dishes or microwave dishes (any such equipment being referred to as “Landlord Permitted Facilities”), whether or not the same interferes with the operation of the Facilities by Tenant except to the limited extent provided below; provided, however, that (i) Landlord shall, and shall require each such other Occupant of the Building or third-party vendor to, cooperate with Tenant in adopting commercially reasonable measures to ensure the mutual compatibility between the operation of such Landlord Permitted Facilities and the operation of the Facilities; (ii) Landlord shall not permit another Occupant of the Building to place Landlord Permitted Facilities on the roof of the Building in such a manner that such placement obstructs the line of sight from Tenant’s Equipment to the Mountain View Equipment; and (iii) Landlord shall not permit any other Occupant of the Building to physically access the Equipment Areas without Tenant’s prior written consent, which shall not be unreasonably withheld. Upon Landlord’s written request, Tenant shall cooperate with Landlord, or with such other Occupant of the Building or such third-party vendor, in adopting commercially reasonable measures to ensure such mutual compatibility at Landlord’s cost; provided, however, that Tenant shall not be required to take any action that would materially disrupt Tenant’s business as conducted in the Leased Premises as of the Commencement Date. If, notwithstanding the commercially reasonable efforts of Tenant and Landlord or such other Occupant of the Building or such third-party vendor to prevent the same, any Landlord Permitted Facilities materially interfere with Tenant’s operation of the Facilities, Tenant may elect to terminate the License by written notice to Landlord, in which event Landlord shall, or shall cause such other Occupant of the Building or such third-party vendor to, reimburse Tenant for the reasonable cost of removing the Facilities.

(b)    Without limiting any other provision of this Section 38.9, Tenant agrees that none of its installation, construction, operation, maintenance or repair of the Facilities shall disturb the configuration, operation or use (by Landlord or any Occupant of the Building) of any equipment that exists in the Building on the date of this Lease, including, without limitation, any telecommunications and/or transmission/reception equipment and the Landlord Cabling, and Tenant’s Facilities shall comply with all non-interference rules of the Federal Communications Commission. Without limiting any other provision hereof, Tenant’s use of the Pathways and the Landlord Cabling shall not interfere with the use of the Pathways or the Landlord Cabling by Landlord or any Occupant of the Building; provided, however, that Landlord shall, and shall require each such other Occupant of the Building to, cooperate with Tenant in adopting commercially reasonable measures to ensure the mutual compatibility between the use of the Pathways and the Landlord Cabling by Landlord and such other Occupant of the Building and the use of the Pathways and the Landlord Cabling by Tenant. Upon Landlord’s written request, Tenant, at Landlord’s cost and expense, shall cooperate with Landlord or such other Occupant of the Building in adopting commercially reasonable measures to ensure such mutual compatibility.

ARTICLE 39
MISCELLANEOUS PROVISIONS

39.1    Effect of Waiver . The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent, except as otherwise expressly provided by Landlord. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of this Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of this Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.

39.2    Month-to-Month Tenancy on Acceptance . If Tenant should remain in possession of the Leased Premises after the expiration of the Term and without executing a new Lease, then, upon acceptance of rent by Landlord, such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the Term hereof, so far as applicable to a month to month tenancy, except that the Minimum Monthly Rent shall be equal to the greater of (a) one hundred fifty percent (150%) of the Minimum Monthly Rent payable immediately prior to the expiration or sooner termination of this Lease, or (b) the then fair market rent; provided, however, that Tenant shall also be liable for any and all damages suffered or sustained by Landlord as a result of such holdover, including, without limitation, any loss of rental income from any other tenant that was interested in leasing all or any portion of the Leased Premises, brokerage commissions, design fees and any other damages as a result.

39.3    Binding Effect . The parties hereby agree and acknowledge that the rights, obligations, covenants and conditions herein contained shall run with the land and, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

39.4    Time of the Essence . Time is of the essence of this Lease with respect to each and every Article, Section and subsection hereof.

39.5    Release of Landlord . If, during the Term of this Lease, Landlord shall sell its interest in the Building or the Complex of which the Leased Premises form a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease (except those already accrued), provided that any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have expressly assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law.

39.6    Rules and Regulations . Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and the Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or the Complex. Notwithstanding the foregoing, Landlord shall uniformly enforce all such rules and regulations amongst all tenants of the Building and the Complex and hereby agrees to use commercially reasonable efforts to ensure compliance with said rules and regulations by all tenants.

39.7    Transfer to Purchaser . If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer (along with its interest in this Lease and the Building) and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.

39.8    Late Charges . Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord when due after the expiration of all applicable cure periods, Tenant shall pay to Landlord an additional sum of eight percent (8%) of such rent or other charge as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord

39.9    Interest . Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate of interest permitted to be contracted for by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease, and shall not accrue until all applicable cure periods have expired. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

39.10    Authorization to Execute . If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of said organization represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

39.11    Captions . The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

39.12    Number and Gender . Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word “ person ” shall include corporation, firm or association.

39.13    Modifications . This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

39.14    Payments . Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

39.15    Severability . The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

39.16    No Offer . The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

39.17    Light, Air and View . If at any time any windows of the Leased Premises are temporarily darkened or covered over by reason of any repair, maintenance or restoration work, or any of such windows are permanently darkened or covered over due to any applicable governmental law or requirement or there is otherwise a diminution of light, air or view by another structure which may hereinafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

39.18    Public Transportation Information . Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Leased Premises, including, without limitation, the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.

39.19    Joint and Several Liability . Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

39.20    Survival of Obligations . All obligations of Tenant which may accrue or arise during the Term of this Lease or as a result of any act or omission of Tenant during said Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

39.21   Real Estate Brokers . Landlord agrees to pay a brokerage commission to Tenant’s Broker pursuant to a separate written commission agreement between Landlord and Tenant’s Broker, provided that in no event shall Landlord be obligated to pay a commission to Tenant’s Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such written agreement or future written agreement between Landlord and Tenant’s Broker. Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, except for the Broker identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

39.22    Waiver of California Code Sections . In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Leased Premises; Civil Code Sections 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

39.23   Confidentiality . Tenant acknowledges that the terms of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

39.24    Financial Statements . At any time during the Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year; provided, however, that Tenant shall not be required to provide such financial statements more than once every two (2) years during the Term.

39.25    Quiet Enjoyment . So long as Tenant pays all of the Minimum Monthly Rent, all additional rent and other sums and charges under this Lease and otherwise performs all of its obligations in this Lease, Tenant shall have the right to possession and quiet enjoyment of the Leased Premises free from any unreasonable disturbance or interference, subject to the terms and provisions of this Lease. Landlord represents and warrants that it has the full right and power to execute and perform this Lease and to grant the estate demised herein.

39.26    Counterparts . This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

39.27    Business Days . As used herein, “ Business Day ” means Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“ Holidays ”). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

39.28    Lease of Remainder of the Building . Landlord hereby agrees that, during the Term, Landlord shall not enter into any lease of space in the Building with a tenant of a type or whose proposed use would substantially interfere with the professional status of the Building or involve a quality, manner or type of business skills different than that permitted in a class “A” office building.

39.29    Memorandum of Lease . Upon Tenant’s request, Landlord and Tenant hereby agree to execute a memorandum of lease in recordable form and in substantially the form attached hereto as Exhibit I (the “ Memorandum of Lease ”), which shall be recorded concurrently with the full execution of this Lease. The Memorandum of Lease shall evidence the existence of this Lease and shall provide that all of the rights, obligations and covenants of this Lease are covenants that shall run with the land.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

LANDLORD:

MISSION TOWERS, LLC,
 Delaware limited liability company

By:   Divco West Property Services, LLC,
     a Delaware limited liability company, its Agent

By: /s/ John C. Moe
Name: John C. Moe
Its: Senior Vice President
TENANT: WEBEX COMMUNICATIONS, INC., a Delaware corporation By: /s/ Michael T. Everett Name: Michael T. Everett Its: Chief Financial Officer

EXHIBIT A

PLAN OF THE COMPLEX

(omitted)

EXHIBIT B-1

FLOOR PLAN OF THE INITIAL PREMISES

(omitted)

EXHIBIT B-2

FLOOR PLAN OF THE SECONDARY PREMISES

(omitted)

EXHIBIT A

WORK LETTER FOR TENANT IMPROVEMENTS

This Exhibit  A (referred to herein as this “ Work Letter ”) forms a part of that certain Office Lease (the “ Lease ”) by and between Mission Towers, LLC, a Delaware limited liability company, as Landlord, and WebEx Communications, Inc., a Delaware corporation, as Tenant, to which this Work Letter is attached. If there is any conflict between this Work Letter and the Lease, this Work Letter shall govern.

1.    Defined Terms . All defined terms referred to in this Work Letter shall have the same meaning as defined in the Lease to which this Work Letter is a part, except where expressly defined to the contrary.

2.    Additional Definitions . Each of the following terms shall have the following meaning:

(a)     “ Architect ” – Devcon Construction Inc.

(b)     “ Applicable Laws and Restrictions ” – All laws (including, without limitation, the Americans with Disabilities Act), building codes, ordinances, governmental regulations, and recorded title covenants, conditions and restrictions.

(c)    “ Construction Plans ” – The final and complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements, as the same may be modified by a Change Order issued in accordance with this Work Letter. When the Construction Plans have been approved by Landlord and Tenant as provided herein, the Construction Plans shall be initialed by the parties. The Construction Plans shall be prepared by the Architect and approved by the parties as set forth herein and shall, in all respects, be in substantial compliance with all Applicable Laws and Restrictions.

(d)    “ Contractor ” – Devcon Construction Inc. The Contractor shall be duly licensed by the State of California. Tenant has previously approved Devcon Construction Inc. as the Contractor responsible for construction of the Tenant Improvements. Landlord shall not be permitted to replace the Contractor with another contractor, without the prior written consent of Tenant, not to be unreasonably withheld.

(e)    “ Construction Schedule ” – The schedule for the commencement, prosecution and Substantial Completion of the Tenant Improvements, which shall be prepared by Contractor within three (3) business days following the final approval of the Construction Plans by the parties, as more particularly described in Section  0 below .

(f)    “ Force Majeure Delays ” – Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Estimated Commencement Date set forth in the Lease by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, (iii) shortages of fuel, materials, supplies or labor, or (iv) lightning, earthquake, fire, storm, tornado, flood, washout, explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, and (v) any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. In the event of any Force Majeure Delay, Landlord shall provide Tenant with written notification of such delay within five (5) days of learning of such delay, the time for performance of any obligation of Landlord to construct the Tenant Improvements under this Work Letter or the Lease shall be extended, at Landlord’s reasonable election, by the actual number of days caused by such Force Majeure Delays resulting from any of the foregoing events to the extent such delay affects the critical path set forth in the Construction Schedule.

(g)    “ Preliminary Plans ” – The Preliminary Plans, including the specifications thereon, prepared by Devcon Construction Inc., dated April 14, 2004, identified as Sheets AT 2.1, AT 2.9, AT 2.10, AT 2.11, AT 2.12, AT 6.1, AT 6.9, AT 6.10, AT 6.11, and AT 6.12 with respect to the Initial Premises, and Sheets AT 2.7, AT 2.8, AT 6.7 and AT 6.8 with respect to the Secondary Premises.

(h)    “ Representatives ” – Landlord’s Representative shall mean Virginia Unruh, whose telephone number is (408) 289-5107, whose facsimile number is (408) 977-0523, and whose address for delivered notice is 100 Park Center Plaza, San Jose, California 95113, or such other person as Landlord shall designate in writing to Tenant as its authorized representative for the proposes of administering this Work Letter. Tenant’s Representative shall mean Jeff Teddleton, whose telephone number is (408) 435-7000, whose facsimile number is (408) 944-4548, and whose address for delivered notice is 307 W. Tasman Drive, San Jose, California 95134, or such other person as Landlord shall designate in writing to Tenant as its authorized representative for the proposes of administering this Work Letter. Either party may change its numbers and address by delivery of three (3) business days’ notice to the other party’s Representative.

(i)    “ Substantial Completion ” – The Tenant Improvements shall be deemed Substantially Complete on the date that (i) the building officials of the applicable governmental agency(s) issue a final permit or a temporary, conditional or final certificate of occupancy, or other inspection sign-off, sufficient to permit lawful occupancy of the Leased Premises by Tenant, (ii) the Contractor delivers to both Landlord and Tenant a certificate of substantial completion wherein the Contractor shall certify to both Landlord and Tenant that the Tenant Improvements have been substantially completed in accordance with this Work Letter and the Construction Plans (as defined above) except for minor punch list items which do not unreasonably interfere with Tenant’s use of the Leased Premises, (iii) all utilities (excluding any services or utilities that are Tenant’s responsibility pursuant to the terms of this Work Letter or the Lease, including, without limitation, Tenant’s obligation to pull cable from the Building to the Leased Premises) and mechanical systems are connected and available for Tenant’s use in the Leased Premises, and (iv) Tenant has direct access to the lobby and the elevators on the floors where the Leased Premises are located. Notwithstanding the foregoing, Tenant agrees that the substantial completion of the Cafeteria and Fitness Center (excluding the Cafeteria Improvements and Fitness Center Improvements) shall not be required in order for the Tenant Improvements to be deemed “ Substantially Complete .”

(j)    “ Tenant Delay ” – Any delay incurred by Landlord in completing the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Construction Plans beyond the applicable time period set forth in this Work Letter; (ii) a delay in the performance of work in the Leased Premises by Tenant or any person employed by Tenant, if and only if such work is identified in the Construction Plans as being necessary for the Substantial Completion of the Tenant Improvements; (iii) any Change Order requested by Tenant to previously approved work or in the Preliminary Plans or Construction Plans to the extent that such requested change affects the critical path set forth in the Construction Plans and is not the result of a concurrent delay by Landlord; provided that in no event shall the amount of Tenant Delay as a consequence of such requested change exceed the amount of delay specified in the Change Order; (iv) requests for special materials and finishes that were not originally requested in the Preliminary Plans or Construction Plans and which are not readily available; provided that the length of Tenant Delay due to such unavailability shall not exceed the amount of delay approved by Tenant when such materials and finishes were requested by Tenant, (v) delays in delivery of any materials requested by Tenant through Change Orders to the extent that such requested change affects the critical path set forth in the Construction Plans and is not the result of a concurrent delay by Landlord; provided that the amount of Tenant Delay as a consequence of such Change Order may not exceed the amount of delay specified in the Change Order; (vi) the failure of Tenant to pay as and when due under this Work Letter all costs and expenses to construct the Tenant Improvements to the extent Tenant is required to pay for such costs in this Work Letter; and (vii) interference with the construction of the Tenant Improvements by Tenant or any person employed by Tenant.

(k)     “ Tenant Improvements ” – The improvements to be installed by Landlord in the Leased Premises in accordance with the Construction Plans and based on and in conformance with the Preliminary Plans. Such improvements shall include systems furniture detailed on the Preliminary Plans, installation of a main point of entry for telephone infrastructure to be connected from the street to the Building (it being agreed that it shall be Tenant’s responsibility, at Tenant’s sole cost and expense, to pull cable from the Building to the Leased Premises) and electrical wiring to the Leased Premises, Building-standard office improvements and finishes built in accordance with the Preliminary Plans, the Cafeteria Improvements (as defined below) and the Fitness Center Improvements (as defined below). The type and quality of materials to be used by Landlord to construct the Tenant Improvements will be consistent with the specifications set forth on the Preliminary Plans. As used herein, (i) “ Cafeteria Improvements ” means the improvements identified on the Preliminary Plans, to be installed by Landlord on the first (1st) floor of the Building for Tenant’s use as a cafeteria, including, without limitation, sinks, countertop serving areas, tile floors and coffee bars, and (ii) “ Fitness Center Improvements ” means the improvements identified on the Preliminary Plans, to be installed by Landlord on the first (1st) floor of the Building for Tenant’s use as a fitness center, including, without limitation, shower facilities.

3.    Designation of Representative . Landlord and Tenant hereby respectively appoint Landlord’s Representative and Tenant’s Representative as its sole representative for the purposes of this Work Letter. Until replaced by written notice, Landlord’s Representative and Tenant’s Representative shall have the full authority and responsibility to act on behalf of Landlord and Tenant, respectively, as required in this Work Letter and shall act in a commercially reasonable manner in such capacity.

4.    Construction of the Tenant Improvements .

(a)   Construction Plans. Landlord shall cause to be prepared the Construction Plans for the Tenant Improvements that are consistent with and are logical evolutions of the Preliminary Plans as soon as reasonably practicable following the mutual execution and delivery of the Lease by Landlord and Tenant. Upon completion of the Construction Plans, Landlord shall immediately forward such plans to Tenant for approval, which approval shall not be unreasonably withheld or delayed. Within five (5) business days following Tenant’s receipt of the Construction Plans, Tenant shall notify Landlord in writing whether Tenant approves or reasonably disapproves of the Construction Plans. If Tenant reasonably disapproves of the proposed Construction Plans, Tenant’s written notice of disapproval shall specify any changes or modifications Tenant desires in the Construction Plans. Architect will then revise the Construction Plans, taking into account the reasons for Tenant’s disapproval (provided, however, that Architect shall not be required to make any revision to the Construction Plans that Landlord reasonably disapproves), and resubmit the Construction Plans to Tenant for its approval. Tenant shall approve or disapprove the revised Construction Plans within three (3) business days after receipt thereof. Such procedure shall be repeated as necessary until Tenant has approved the Construction Plans; provided, however, that any failure of Tenant to fully and finally approve the Construction Plans within twenty-five (25) days after receipt of the first drafts thereof from Landlord shall constitute a Tenant Delay, as long as Landlord and Contractor have not unreasonably delayed in their preparation and delivery of the Construction Plans. Landlord shall not unreasonably withhold its approval of any change requested by Tenant to the Construction Plans which does not materially delay the Estimated Commencement Date nor materially increase the cost that will be incurred by Landlord in constructing the Tenant Improvements. When the Construction Plans have been approved by Landlord and Tenant as provided above, the Construction Plans shall be initialed by the parties.

(b)    Construction Schedule; Construction; Weekly Meetings. As soon as Construction Plans are approved in final form by the parties in accordance with the terms of subparagraph  0 above , Landlord shall cause Contractor to (i) within three (3) business days following final approval of the Construction Plans, prepare the Construction Schedule based upon such final Construction Plans, and (ii) commence and to thereafter diligently prosecute to completion the construction of the Tenant Improvements in accordance with the Construction Plans (using the standard of materials and specifications shown therein) in accordance with the Construction Schedule. The parties anticipate that the Tenant Improvements will be Substantially Completed by the Estimated Commencement Date, subject to Tenant Delays and Force Majeure Delays. Landlord’s Representative and Tenant’s Representative shall meet on a weekly basis, or more frequent basis if desired by the parties, to track the construction against the Construction Schedule and discuss the progress of construction.

(c)    Subcontracts and Materials. Landlord shall cause the Contractor to competitively bid the subcontractors for the Tenant Improvements work in accordance with Landlord’s and Contractor’s standard construction practices. Landlord and Tenant hereby agree that (i) The Marshall Associates Inc. shall be the consultant hired for purposes of developing the Cafeteria, and (ii) Hayes Walker Associates shall be the consultant hired for purposes of coordinating the furniture to be used in the Leased Premises.

(d)    Changes to Construction Plans and Construction Schedule. If, following the date that the Construction Plans have been approved by Landlord and Tenant as provided in subparagraph  0 above , Tenant desires to order extra or changed work or request that the Construction Schedule be modified (a “ Change ”), pursuant to a written “ Change Order ”, Landlord shall cause Architect to prepare additional Construction Plans implementing such Change (provided, however, that Landlord shall not be required to cause Architect to implement any such Change that Landlord reasonably disapproves). Tenant shall pay the cost of preparing additional Construction Plans within ten (10) days after receipt of Landlord’s invoice therefor. As soon as practicable after the completion of such additional Construction Plans, Landlord shall notify Tenant of the estimated cost of the Change and the effect, if any, on the Construction Schedule. Within three (3) business days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any excess cost resulting from the Change (and the Construction Schedule shall be modified to reflect any adjustments attributable to such Change). For purposes of the preceding sentence, “excess cost” means any cost attributable to the Change that are in excess of the costs that would have been incurred by Landlord in connection with the construction of the Tenant Improvements if such Change had not been made. If Tenant fails to approve the Change within such three (3) business day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

All Change Orders shall be billed on a cost plus fee basis unless otherwise agreed by Tenant, with the Contractor’s fee thereon not to exceed three percent (3%) and the subcontractor’s fee not to exceed fifteen percent (15%). Tenant shall not be responsible for the payment of any general condition charges or general requirement charges (the “ General Condition Charges ”) as a result of such Change Order, except to the extent that such Change Order results in (i) additional construction time to complete the Tenant Improvements, or (ii) the need for additional on-site project management, supervisory fees or clean-up costs. In the event that General Condition Charges apply pursuant to the foregoing sentence, then Tenant shall pay such fees based on either a per diem basis or a percentage basis for the cost of the work, subject to Tenant’s reasonable approval. The Change Order shall clearly describe (a) the change, (b) the party required to perform the change, (c) any modification of the Construction Plans, (d) the amount of delay or the time saved resulting therefrom and any revision of the Construction Plans and/or Construction Schedule occasioned by the change, (e) any added or reduced Tenant Improvement cost resulting from the change, and (f) any other cost, and the manner of payment of such costs. Change Orders desired by Landlord shall be subject to Tenant’s prior consent, not to be unreasonably withheld.

(e)    Tenant’s Responsibility. Tenant shall be solely responsible for the suitability for Tenant’s needs and business of the design and function of the Tenant Improvements. Tenant shall also be responsible for procuring or installing in the Leased Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“ Personal Property ”) to be used in the Leased Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. Tenant shall conform to the Building’s wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction.

(f)   Disapprovals and Failures to Respond. Any disapproval by Tenant or Landlord of the Construction Plans submitted for its approval shall be communicated only by a writing, which shall be delivered to the other party within the time permitted hereunder. Such notice shall specify the disapproved item(s), the reason(s) for the disapproval, and the changes required to make the item acceptable to such party.

(g)   Standard of Construction. Landlord shall obtain from Contractor, and cause Contractor to obtain from each subcontractor for the express benefit of Landlord and Tenant, a warranty that the Tenant Improvements have been constructed in accordance with the Construction Plans and Applicable Laws and in a good and workmanlike manner, and that they shall be free from defects in material and workmanship. Such warranty(ies) shall be effective for a minimum of one (1) year following completion of the Tenant Improvements (collectively, the “ Warranties ”) and shall be expressly assignable to Tenant, provided that Landlord, at its option, shall either pursue such claims directly or assign any such Warranties to Tenant for enforcement.

5.     Payment of Construction Costs .

(a)   Landlord shall apply for all permits required in connection with the construction of the Tenant Improvements described on the Preliminary Plans and shall pay all fees related to such permits and all costs to construct the Tenant Improvements described on the Preliminary Plans (except as set forth in Sections  0 and 0 of this Work Letter), including, without limitation, costs incurred in the preparation of the Preliminary Plans and Construction Plans. Notwithstanding anything herein to the contrary, Tenant shall reimburse Landlord for the costs of all permits required in connection with the substantial completion of the Cafeteria and Fitness Center (excluding the Cafeteria Improvements and Fitness Center Improvements). Any additional costs due to changes in the Tenant Improvements reflected in the Preliminary Plans or in the Construction Plans requested by Tenant or as a result of any Tenant Delay shall be paid by Tenant as provided in Section  0 below .

(b)    Landlord shall contribute toward the cost of any improvements to the Cafeteria (in excess of the cost of the Cafeteria Improvements, which are at the sole cost of Landlord) an amount of up to One Hundred Twenty-Five Thousand Dollars ($125,000.00) (the “ Cafeteria Allowance ”). The balance, if any, of the total cost of the improvements to be installed in the Cafeteria over the Cafeteria Allowance and the cost of constructing the Cafeteria Improvements, shall be paid by Tenant. Tenant shall be responsible for the cost of fitness equipment to be used in the Fitness Center, as well as the cost of any improvements to the Fitness Center that exceed the cost of constructing the Fitness Center Improvements. The procedure for requesting and implementing improvements to the Cafeteria and Fitness Center, other than the Cafeteria Improvements and the Fitness Center Improvements, and the procedure for payment by Tenant of costs therefor shall be in accordance with the Change Order process described in Section  0 above .

6.      Builder’s All-Risk Policy . Landlord shall obtain a builder’s all-risk policy insuring the full replacement cost of the Tenant Improvements, which policy provides coverage against all casualty loss respecting the Tenant Improvements and loss due to theft or vandalism of materials suitably stored on site. Tenant shall be named as an additional insured on this policy.

7.   Tenant Fixturing . Landlord shall use all reasonable efforts to complete construction of Tenant Improvements to a point permitting Tenant’s entry for installation of its fixtures and equipment on or before the Commencement Date. When the construction has proceeded to the point where Tenant’s installation of its fixtures and equipment in the Leased Premises can be commenced in accordance with good construction practice, Landlord shall notify Tenant to that effect and shall permit Tenant and its authorized representatives and contractors to have access to the Leased Premises prior to the Commencement Date for the purpose of installing Tenant’s trade fixtures, cabling, equipment and other Tenant’s Property in the Leased Premises. Landlord shall use commercially reasonable efforts to provide such early entry to Tenant at least thirty (30) days prior to the Commencement Date. Landlord and Tenant shall cooperate in good faith to schedule and coordinate Tenant’s fixturing with Landlord’s construction in a manner which will not interfere with Substantial Completion of the Tenant Improvements by the Estimated Commencement Date, will minimize any increase in each party’s cost, and will ensure labor harmony. While performing fixturing, Tenant shall comply, and shall cause its employees, contractors and suppliers to comply, with the reasonable work rules observed by Landlord’s Contractor.

8.   Inspection & Punchlist . Tenant’s Representative and consultants shall have the right to enter on the Leased Premises at all reasonable times and upon reasonable prior notice to Landlord’s Representative for the purpose of inspecting the progress of the work. Tenant’s Representative, Landlord’s Representative and the Architect(s), and such advisers as they shall desire, shall inspect the Leased Premises within fifteen (15) days after Substantial Completion using commercially reasonable efforts to discover all uncompleted or defective construction. If Tenant fails to participate in the preparation of a punch list with Landlord within such fifteen (15) day period, Tenant agrees that by taking possession of the Leased Premises it will conclusively be deemed to have inspected the Leased Premises and found the Leased Premises in satisfactory condition, with all work required of Landlord completed. After such inspection has been completed, a list of “punchlist” items shall be prepared jointly by Landlord and Tenant which the parties agree are to be corrected by Landlord. Landlord shall use its commercially reasonable efforts to complete and/or repair such “punchlist” items within thirty (30) days. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Leased Premises, the Building or the Common Areas of the Complex, or with respect to the suitability of them to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Leased Premises, the Building or the Common Areas of the Complex, except as specifically provided in this Lease.

9.   Indemnification . Landlord covenants to timely pay the costs of the Tenant Improvements and the Cafeteria Allowance as set forth herein. Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, agents or employees, and each of them from and against any and all claims, demands, causes of action, damages, costs, expenses, losses or liabilities, in law or in equity, of every kind and nature whatsoever (including, but not limited to, injury to or death, damage to or destruction of property or resulting from the failure to make any payments when required hereunder) arising out of or in any manner directly or indirectly connected with any default by Landlord in the performance of its obligations under this Work Letter.

Tenant covenants to timely pay any costs which are the responsibility of Tenant pursuant to this Work Letter, such payment to be made at the times and in the manner provided herein. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, agents or employees, and each of them from and against any and all claims, demands, causes of action, damages, costs, expenses, losses or liabilities, in law or in equity, of every kind and nature whatsoever (including, but not limited to, injury to or death, damage to or destruction of property or resulting from the failure to make any payments when required hereunder), arising out of or in any manner directly or indirectly connected with any default by Tenant in the performance of its obligations under this Work Letter.

10.     Tenant’s Lease Default . Notwithstanding any provision to the contrary contained in the Lease, if an event of Default by Tenant under the Lease beyond expiration of all applicable notice or cure periods, or a default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such Default is cured pursuant to the terms of the Lease.

11.   Tenant’s Termination Right . The parties hereby acknowledge and agree that Tenant has certain termination rights as set forth in Section  4.4(b) of the Lease, which shall be deemed incorporated herein.

EXHIBIT B

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This Acknowledgement of Commencement Date is dated as of __________, _____, between Mission Towers, LLC, a Delaware limited liability company (“ Landlord ”), and WebEx Communications, Inc., a Delaware corporation (“ Tenant ”), with respect to that certain Office Lease dated as of April 21, 2004 for the lease by Tenant of certain premises located in Suite 1200 of the building at 3979 Freedom Circle Drive, Santa Clara, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease, except where expressly provided to the contrary in this document.

1.    The parties to this document hereby agree that the date of __________, _____ is the “ Commencement Date ” of the Term. The initial Term of the Lease expires __________, _____.

2.   Tenant hereby confirms the following:

(a)     That it has accepted possession of Leased Premises pursuant to the terms of the Lease; and

(b)   That the Tenant Improvements required to be furnished according to the Lease by Landlord in the Leased Premises have been completed.

3.      This agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

4.     Each party represents and warrants to the other that it is duly authorized to enter into this document without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

LANDLORD:

MISSION TOWERS, LLC,
a Delaware limited liability company

By:    Divco West Property Services, LLC,
      a Delaware limited liability company,
      its Agent

      By: _________________________
         Name: ______________________
               Its: _________________________
TENANT: WEBEX COMMUNICATIONS, INC., a Delaware corporation By: __________________________ Name:________________________ Its:___________________________

EXHIBIT C

RULES & REGULATIONS

All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Office Lease to which this Exhibit is attached, except where expressly provided to the contrary in this Exhibit  C .

1.    No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises.

2.     No awning or other projection shall be attached to the outside walls or windows of the Building or the Complex without the prior written consent of Landlord in its sole and absolute discretion. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or exterior door of the Leased Premises, without the prior written consent of Landlord, not to be unreasonably withheld. Such awnings, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord in its sole and absolute discretion. All lighting fixtures hung in offices or spaces along the perimeter of the Leased Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3.   No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Leased Premises or of the Building, without the prior written consent of Landlord in its sole and absolute discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4.   The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or the Complex shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or the Complex.

5.   No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or the Complex, nor placed in public portions thereof without the prior written consent of Landlord.

6.   The restrooms, toilets, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no sweepings, rubbish, rags or other foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose agents, servants, employees, contractors, visitors or licensees caused, the breakage, stoppage, or damage.

7.   Except to the extent permitted in Article 12 of the Lease, Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises or the Building or the Complex. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, in its sole and absolute discretion.

8.   No animal or bird or bicycle or vehicle of any kind shall be brought into or kept in or about the Leased Premises, the Building or the Complex, except seeing-eye dogs or other seeing-eye animals or other animals or equipment required by any disabled employee or invitee of Tenant.

9.    Prior to leaving the Leased Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Leased Premises closed, for protecting the Leased Premises from theft, robbery, and pilferage.

10.    Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with any occupant of the Building or the Complex, or neighboring buildings or premises, or those having business with them. Tenant shall not harass or annoy any occupant of the Building or the Complex, including, without limitation, any act or conduct that may violate, breach or infringe upon any federal, state or local laws or civil rights, including those pertaining to the protection of the civil rights of any person based on sex, race, religion, sexual preference, age or other consideration. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11.   Except to the extent permitted by the Lease, neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Leased Premises, the Building or the Complex any flammable, combustible or explosive fluid, chemical or substance.

12.    No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13.   No furniture, freight, or equipment of any kind may be brought into or out of the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 7:00 a.m. and 9:00 a.m., and 4:00 p.m. and 6:00 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that deliveries be left at the lobby security desk for pickup by Tenant. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Leased Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause by Tenant shall be the sole responsibility and expense of Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord’s employees or agents. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No packages, supplies, equipment, or merchandise (other than messenger services) may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

14.   Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s good faith opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15.   Provided that Landlord issues the required number of passes to Tenant’s employees, Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Such hours are subject to change in Landlord’s sole and absolute discretion upon written notice to Tenant from Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant. Landlord reserves the right to exclude or expel from the Building and the Complex any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

16.    When departing after the Building’s normal business hours, Tenant and Tenant’s employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant’s employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building’s normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or the Complex during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

17.    Tenant’s contractors shall, while in the Leased Premises, the Building or elsewhere in the Complex, be subject to and under the control and direction of the Building Manager as to ingress and egress, compliance with these Rules and Regulations, and performance of work in the Building (but not as agent or servant of said Building Manager or of Landlord).

18.   If the Leased Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Leased Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19.   The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of Landlord.

20.   Tenant and Tenant’s employees, agents, contractors and invitees shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant’s employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Leased Premises, the Building or the Complex. Canvassing, soliciting and peddling in the Building or the Common Areas of the Complex are prohibited and Tenant shall cooperate to prevent the same.

21.   Except to the extent provided in the Lease, no air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord in its sole and absolute discretion. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air-conditioning system.

22.   There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building or the Complex, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23.   Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other reasonable parking restrictions imposed by Landlord from time to time.

24.   Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment installed by Tenant, which may or may not contain combustible material, in the Leased Premises, the Building or the Complex.

25.   Tenant shall use its best efforts to keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Leased Premises.

26.   Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Except as otherwise permitted in the Lease, Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the Building in which the Leased Premises are located without Landlord’s prior written consent in its sole and absolute discretion. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

27.   Smoking is prohibited in the Building, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms.

28.   Tenant shall store all trash and garbage within the interior of the Leased Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

29.   Tenant shall comply with requests by Landlord that Tenant inform Tenant’s employees of items of importance to Landlord.

30.   Except as otherwise permitted in the Lease, Tenant may not introduce telephone, cable or other communication or telecommunication wires or other wires into the Leased Premises without first obtaining Landlord’s approval of the method and location of such introduction. Except to the extent permitted in the Lease, no boring or cutting for telephone wires or other wires shall be allowed without Landlord’s consent, not to be unreasonably withheld. The location of telephones, call boxes, and other office equipment affixed to the Leased Premises shall be subject to Landlord’s prior approval.

31.   Provided that such changes do not conflict with the Lease terms and do not interfere with Tenant’s use of the Leased Premises, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s sole and absolute discretion, may be necessary for:

(a)   The management, safety, care, and cleanliness of the Leased Premises, the Building or the Complex;

(b)   The preservation of good order; or

(c)   The convenience of other occupants and tenants in the Building or the Complex.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Building or the Complex.

EXHIBIT D

FORM OF LETTER OF CREDIT

EXHIBIT A

Comerica Bank has prepared this specimen upon request and based upon information supplied to it. No representation or commitment is made by the issuing bank regarding the accuracy or suitability of this specimen for its intended purpose or the willingness of Comerica Bank to issue this letter of credit in this or any other form.

___________________________________             ___________________
Customer’s Approved Signature                              Date

DATE OF ISSUE: APRIL __, 2004
STANDBY LETTER OF CREDIT NO. ______________

BENEFICIARY:
CORUS BANK, N.A.
3959 NORTH LINCOLN AVENUE
CHICAGO, ILLINOIS 60613
ATTENTION: GENERAL COUNSEL

LADIES/GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _________ IN YOUR FAVOR, FOR ACCOUNT OF WEBEX COMMUNICATIONS, INC. (“WEBEX”), 307 W. TASMAN DRIVE, SAN JOSE, CA 95134 IN THE AMOUNT OF FOUR MILLION AND 00/100 U.S. DOLLARS (US$4,000,000.00) AVAILABLE BY YOUR DRAFT(S) AT SIGHT ON COMERICA BANK, WHEN ACCOMPANIED BY:

A WRITTEN AND DATED STATEMENT ON THE BENEFICIARY’S LETTERHEAD SIGNED BY ONE PURPORTING TO BE AN AUTHORIZED SIGNATORY OF THE BENEFICIARY INDICATING NAME AND TITLE OF THE SIGNATORY WITH THE FOLLOWING:

“THIS CERTIFICATION IS ISSUED IN CONNECTION WITH THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN WEBEX, AS TENANT, AND MISSION TOWERS, LLC, AS LANDLORD DATED ON OR ABOUT APRIL 19, 2004 (“LEASE AGREEMENT”). WE HEREBY CERTIFY THAT EITHER (A) A “DEFAULT” (AS DEFINED IN THE LEASE AGREEMENT) EXISTS AND ANY REQUIRED NOTICES OF DEFAULT REQUIRED IN THE LEASE AGREEMENT WITH RESPECT TO SUCH DEFAULT HAVE BEEN GIVEN AND ALL GRACE OR CURE PERIODS, IF ANY, PROVIDED IN THE LEASE AGREEMENT WITH RESPECT TO SUCH DEFAULT HAVE EXPIRED OR (B) LANDLORD IS OTHERWISE ENTITLED TO DRAW ON THE LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THE LEASE AGREEMENT.”

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS ARE PERMITTED, HOWEVER, EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE THEN PRESENT EXPIRATION DATE HEREOF, UNLESS AT LEAST (30) THIRTY DAYS PRIOR TO ANY EXPIRATION DATE WE SHALL SEND BENEFICIARY NOTICE BY COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD. A COPY OF ANY SUCH NOTICE SHALL ALSO BE SENT, IN THE SAME MANNER TO: (A) MISSION TOWERS, LLC, C/O DIVCO WEST PROPERTY SERVICES, LLC, 100 PARK CENTER PLAZA, SUITE 425, SAN JOSE, CALIFORNIA 95113, ATTENTION: PROPERTY MANAGER, AND (B) DIVCO WEST PROPERTY SERVICES, 400 HAMILTON AVENUE, FOURTH FLOOR, PALO ALTO, CALIFORNIA 94301, ATTENTION: ASSET MANAGER. FOR THEIR INFORMATION ONLY, THE ISSUING BANK’S OBLIGATION WITH REGARD TO THE PROVISIONS OF SENDING NOTICE OF NON-EXTENSION BY THE ISSUING BANK TO THE BENEFICIARY IS ONLY TO THE BENEFICIARY AND IS NOT CONTINGENT UPON THE RECEIPT OR NON-RECEIPT OF THE COPIES OF NON-EXTENSION NOTICE SENT TO MISSION TOWERS, LLC C/O DIVCO WEST PROPERTY SERVICES LLC OR DIVCO WEST PROPERTY SERVICES. SAID NOTICE WILL ALSO BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR BY COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATTED OFFICE. UPON RECEIPT BY BENEFICIARY OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) ON US AT SIGHT ACCOMPANIED BY YOUR ORIGINAL SIGNED STATEMENT WORDED AS FOLLOWS: “BENEFICIARY HAS RECEIVED NOTICE FROM COMERICA BANK THAT THE EXPIRATION DATE OF LETTER OF CREDIT NO. ___________ WILL NOT BE EXTENDED FOR AN ADDITIONAL PERIOD. AS OF THE DATE OF THIS DRAWING, BENEFICIARY HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO BENEFICIARY AS SUBSTITUTE FOR COMERICA BANK LETTER OF CREDIT NO. ___________.”

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY DECREASED WITHOUT AMENDMENT AT THE CLOSE OF BUSINESS IN ACCORDANCE WITH THE FOLLOWING SCHEDULE, EXCEPT THAT THE REDUCTION SHALL BE SUSPENDED ON THE DATE THIS LETTER OF CREDIT WOULD OTHERWISE REDUCE, IF COMERICA BANK HAS RECEIVED A DRAW REQUEST FROM BENEFICIARY WHICH HAS NOT BEEN FULLY HONORED AND PAID BY COMERICA BANK, AND ONCE THE DRAW REQUEST HAS BEEN FULLY HONORED AND PAID BY COMERICA BANK, THE REDUCTION SHALL TAKE EFFECT.

DATE OF DECREASE       AMOUNT OF DECREASE                 AGGREGATE AMOUNT

JANUARY 1, 2006         $800,000.00             $3,200,000.00
JANUARY 1, 2007         $800,000.00             $2,400,000.00
JANUARY 1, 2008         $800,000.00             $1,600,000.00
JANUARY 1, 2009         $1,057,531.00               $542,469.00

THIS LETTER OF CREDIT IS TRANSFERABLE SUCCESSIVELY IN ITS ENTIRETY ONLY TO A SUBSEQUENT OWNER OF, OR A SUBSEQUENT LENDER WITH RESPECT TO, THE PROPERTY IN WHICH THE LEASED PREMISES ARE SITUATED. AND ONLY UP TO

THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY TRANSFEREE. AT THE TIME OF TRANSFER THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE DELIVERED TO US FOR TRANSFER ENDORSEMENT, TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF ANNEX “A” ATTACHED HERETO) AND UPON RECEIPT OF OUR TRANSFER FEE. SUCH TRANSFER FEE SHALL BE PAID BY WEBEX AND SHALL NOT EXCEED TWO HUNDRED FIFTY DOLLARS ($250.00) PER TRANSFER.

ALL DOCUMENTS ARE TO BE DISPATCHED IN ONE LOT BY PERSONAL DELIVERY OR COURIER SERVICE TO COMERICA BANK, INTERNATIONAL TRADE SERVICES, 201 SPEAR STREET, SUITE 200, SAN FRANCISCO, CA 94105.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

ALL DRAFTS AND DOCUMENTS DRAWN UNDER THIS CREDIT MUST BE MARKED “DRAWN UNDER COMERICA BANK LETTER OF CREDIT NO. ___________ .”

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE UNIFORM CUSTOMS
AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF
COMMERCE, 1993 REVISION, PUBLICATION 500.

THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS THERETO MUST BE SUBMITTED TO US TOGETHER WITH ANY DRAWINGS HEREUNDER FOR OUR ENDORSEMENT OF ANY PAYMENTS EFFECTED BY US AND/OR FOR CANCELLATION, EXCEPT THAT THE ORIGINAL LETTER OF CREDIT AND ANY AMENDMENTS THERETO SHALL BE RETURNED TO BENEFICIARY IN THE CASE OF ANY PARTIAL DRAW ON THE LETTER OF CREDIT.

WE ENGAGE WITH YOU THAT EACH DRAFT(S) AND DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED ON DELIVERY OF THE DOCUMENTS AS SPECIFIED IF PRESENTED AT THIS OFFICE ON OR BEFORE THE FIRST ANNIVERSARY OF THE DATE OF ISSUE OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

                                YOURS VERY TRULY,

                    _________________________
                    AUTHORIZED SIGNATURE

ANNEX A

International Trade Services Department                                 Date: _______________
Comerica Bank
201 Spear St., Ste., 200
San Francisco, CA 94105

Re: Letter of Credit No. ______________

Ladies/Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(NAME OF TRANSFEREE)

(ADDRESS)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increase or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary .

The original of such Letter of Credit is returned herewith together with any and all amendments, and we ask you to enter the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.

WE HEREBY CERTIFY THAT THIS TRANSFER REQUEST IS FOR THE BENEFIT OF THE SUBSEQUENT OWNER OF, OR A SUBSEQUENT LENDER WITH RESPECT TO, THE PROPERTY IN WHICH THE LEASED PREMISES ARE SITUATED AS REFERENCED IN COMERICA BANK LETTER OF CREDIT NUMBER _______.

EXHIBIT E

SIGNAGE

(omitted)

EXHIBIT F

LIST OF RESTIRCTIONS

1.     An easement for landscaping and incidental purposes, recorded July 14, 1977 as Book C992, page 12 of Official Records.

        In favor of:     City of Santa Clara, California, a municipal corporation

2.   An easement for underground electrical facilities and incidental purposes, recorded July 14, 1997 as Book C992, page 22 of Official Records.

        In favor of:     City of Santa Clara, California, a municipal corporation

3.   The terms and provisions contained in the document entitled “Release Agreement and Covenant Not To Sue” recorded January 7, 1997 as
        Document No. 13571631 of Official Records.

4.   The terms and provisions contained in the document entitled “Agreement Containing Covenants Running With The Land” recorded January 7, 1997 as Document No. 13571632 of Official Records.

5.    The terms and provisions contained in the document entitled “CC&R Allocation Declaration” recorded November 5, 1997 as Document
        No. 13924268 of Official Records.

6.    The terms and provisions contained in the document entitled “Zoning Allocation Agreement” recorded November 5, 1997 as Document
        No. 13924269 of Official Records.

7.    The terms and provisions contained in the document entitled “Development Agreement” recorded January 12, 1998 as Document No. 14006482 of
        Official Records.

8.    The terms and provisions contained in the document entitled “Agreement” recorded September 16, 1999 as Document No. 14988106 of Official
        Records.

9.    The terms and provisions contained in the document entitled “Agreement” recorded September 16, 1999 as Document No. 14988107 of
        Official Records.

10.    An easement shown or dedicated on the map filed or recorded September 22, 2000 as Book 732, pages 7 and 8 of Maps

        For:     underground electricity, emergency access and incidental purposes

11.     The terms and provisions contained in the document entitled “Agreement and Covenant Running With the Land” recorded September 22, 2000 as Document No. 15400200 of Official Records.

12.    An easement for underground electrical distribution, communication systems, ingress, egress and incidental purposes, recorded May 10, 2001 as
        Document No. 15674042 of Official Records.

        In favor of:     The City of Santa Clara, California

13.    The terms and provisions contained in the document entitled “Amended and Restated Easement Agreement” recorded July 8, 2003 as Document
        No. 17164202 of Official Records.

14.    The terms and provisions contained in the document entitled “Development Indemnity Agreement” recorded July 8, 2003 as Document
        No. 17164203 of Official Records.

EXHIBIT G
RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Gray Cary Ware & Freidenrich LLP 2000 University Avenue East Palo Alto, California 94303-2248 Attention: James E. Anderson

(Space above this line for Recorder’s use)

FORM OF MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “ Memorandum ”) is made and entered into on __________, 200__, by Mission Towers, llc, a Delaware limited liability company (“ Landlord ”), and WebEx Communications, Inc., a Delaware corporation (“ Tenant ”), pursuant to that certain Office Lease, dated April 21, 2004 (the “ Lease ”).

1.     Landlord owns certain real property and the improvements thereon (the “ Property ”) located at 3979 Freedom Circle Drive, City of Santa Clara, County of Santa Clara, California which is described more particularly on Exhibit A hereto.

2.    Pursuant to the Lease, Landlord leases to Tenant a portion of the Property consisting of approximately 111,851 rentable square feet (the “ Premises ”).

3.    The scheduled commencement date of the Lease is January 1, 2005, and the Lease expires ten (10) years thereafter.

4.    Landlord and Tenant have executed and recorded this Memorandum for the purpose of imparting notice of the Lease, as it may be amended from time to time, and the respective rights and obligations of Landlord and Tenant thereunder. The parties agree that the rights, obligations and covenants of Landlord and Tenant contained in the Lease shall run with the land and shall inure to the benefit of and be binding upon Landlord’s successors and assigns.

5.    This Memorandum in no way modifies the provisions of the Lease and, in the event of any inconsistency between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

6.    Upon the expiration or earlier termination of the Lease, Tenant shall execute a quitclaim deed (in a form acceptable to Landlord, in its reasonable discretion) evidencing a release of this Memorandum, which release shall be recorded in the Official Records of Santa Clara County.

IN WITNESS WHEREOF, this Memorandum of Lease has been executed as of the date set forth above.

LANDLORD:

MISSION TOWERS, LLC,
a Delaware limited liability company

By:   Divco West Property Services, LLC,
     a Delaware limited liability company,
        its Agent

By: ________________________________
Name:______________________________
Its:_________________________________
TENANT: WEBEX COMMUNICATIONS, INC.., a Delaware corporation By: ______________________________ Name:____________________________ Its:_______________________________

EXHIBIT A
TO
MEMORANDUM OF LEASE

DESCRIPTION OF PROPERTY

EXHIBIT H

FORM OF SNDA
RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Mark Simon, Esq. Katten Muchin Zavis Rosenman 525 West Monroe Street, Suite 1600 Chicago, Illinois 60661

(Space above this line for Recorder’s use)

TENANT:    WEBEX COMMUNICATIONS, INC.

        SUBORDINANTION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “ Agreement ”) is entered into by and among WebEx Communications, Inc., a Delaware corporation (“ Tenant ”), whose address is 307 West Tasman Drive, San Jose, California 95134; Mission Towers, LLC, a Delaware limited liability company (“ Landlord ”), whose address is 400 Hamilton Avenue, Fourth Floor, Palo Alto, California 94301; and COR US Bank, N.A., a national banking association (together with its successors and assigns, “ Lender ”), whose address is 3959 North Lincoln Avenue, Chicago, Illinois 60613, Attention: Brian Brodeur and Joel Solomon.

WITNESSETH

WHEREAS, Landlord is the owner in fee simple of certain real property known as 3979 Freedom Circle, Santa Clara, California, as more particularly described on Exhibit A attached hereto, together with the improvements thereon (the “ Property ”).

WHEREAS, Landlord and Tenant have entered into a certain Lease dated April 21, 2004 (as the same may have been or may hereafter be amended, modified, restated, renewed or extended, the “ Lease ”), leasing to Tenant a portion of the Property as described in the Lease (the “ Premises ”);

WHEREAS, Lender has made a certain loan to Landlord in the principal amount of Thirty-Three Thousand Nine Hundred Dollars ($33,900,000.00) (the “ Loan ”), which Loan is secured by, among other things, a deed of trust (the “ Security Instrument ”) from Landlord to First American Title Insurance Company, as trustee, for the benefit of Lender, encumbering the Property;

WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding with respect to the Lease and the Loan and the rights of Tenant and Lender thereunder.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Subordination . Tenant hereby subordinates and subjects the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder to the Security Instrument and the liens thereof and all advances and rights of Lender thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof, as fully as if the Security Instrument and all of its renewals, modifications, consolidations, replacements and extensions had been executed, delivered and recorded prior to execution of the Lease. Without affecting the foregoing subordination, Lender may, from time to time: (a) extend, in whole or in part, by renewal or otherwise, the terms of payment or performance of any obligation secured by the Security Instrument; (b) release, surrender, exchange or modify any obligation secured by the Security Instrument, or any security for such obligation; or (c) settle or compromise any claim with respect to any obligation secured by the Security Instrument or against any person who has given security for any such obligation.

2.   Non-Disturbance and Attornment. If, at any time, Lender or any person or entity or any of their successors or assigns who shall acquire the interest of Landlord under the Lease through a foreclosure of the Security Instrument, the exercise of the power of sale under the Security Instrument, a deed-in-lieu of foreclosure, an assignment-in-lieu of foreclosure or otherwise (each, a “ New Owner ”) shall succeed to the interests of Landlord under the Lease, so long as the Lease is then in full force and effect, and no default after the giving of any required notice, and expiration of any applicable grace period, under the Lease (a “ Default ”) on the part of Tenant exists under the Lease (and provided the Lease has not previously been terminated in accordance with its terms), the Lease shall continue in full force and effect as a direct lease between the New Owner and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term thereof. Tenant hereby agrees to attorn to and accept any such New Owner as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, and Lender, or any such New Owner of the Property, agrees that it will not disturb the quiet enjoyment, possession, use or occupancy of Tenant and will be bound by all of the obligations imposed on Landlord by the Lease; provided, however, that any New Owner shall not be:

(a)   liable for damages for any act or omission of a prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease; provided, however, that the New Owner shall be obligated to cure promptly any maintenance or repair obligations which Landlord failed to cure; or

(b)   subject to any claims, offsets or defenses (other than rental abatement arising from loss by casualty or condemnation as expressly allowed under the Lease) which Tenant might have against any prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease, except to the extent Tenant is entitled to same under the express terms of the Lease and the New Owner was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of the Property; or

(c)   bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one (1) month or bound to return any security deposit which Tenant might have paid in advance to any prior landlord (including Landlord), except to the extent that such New Owner actually has possession of the same; if Lender or a New Owner draws upon any letter of credit security deposit, Tenant shall have no claim for damages in connection therewith (and waives any such claim), but Tenant shall have the right to recover any amounts wrongfully drawn (in addition to any amounts which Tenant may be entitled to recover under Section  0 below and any actual interest, charges or fees charged by the issuer of such letter of credit security deposit to Tenant in connection with such wrongful draw); or

(d)   bound by any termination, material amendment or material modification of the Lease made without the written consent of Lender, provided that nothing herein shall limit any express right of Tenant to terminate the Lease as contained therein.

3.   Cure by Lender of Landlord Defaults . Tenant hereby agrees that from and after the date hereof, in the event of any default by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate or cancel the Lease or to claim a partial or total eviction, Tenant will not exercise any such right until it has given written notice of such act or omission to Lender, and Lender has failed to cure such default within the longer of (x) any time provided for such cure in the Lease and (y) thirty (30) days after receipt of such notice by Lender.

4.   Payments to Lender and Exculpation of Tenant . Tenant is hereby notified that the Lease and the rent and all other sums due thereunder have been assigned to Lender as security for the Loan. In the event that Lender or any future party to whom Lender may assign the Security Instrument notifies Tenant and directs that Tenant pay its rent and all other sums due under the Lease to Lender, to such assignee, or to another designee, Tenant shall honor such direction without inquiry and pay its rent and all other sums due under the Lease in accordance with such notice. Landlord agrees that Tenant shall have the right to rely on any such notice from Lender or any such assignee without incurring any obligation or liability to Landlord, and Tenant is hereby instructed to disregard any notice to the contrary received from Landlord or any third party.

5.   Limitation of Liability . Lender shall not, either by virtue of the Security Instrument, the Assignment of Leases or this Agreement, be or become a mortgagee-in-possession or be or become subject to any liability or obligation under the Lease or otherwise unless and until Lender shall have acquired the interest of Landlord in the Leased Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall (subject to Section 0 above ) extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Leased Premises as modified by the terms of this Agreement. In addition, upon such acquisition, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Leased Premises.

6.    Notice . Any notice, demand, statement, request, consent or other communication made hereunder shall be in writing and delivered (i) personally, (ii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iii) by depositing the same with a reputable private courier service, postage prepaid, for next business day delivery, to the parties at their addresses first set forth above and shall be deemed given when delivered personally, or four (4) business days after being placed in the United States mail, if sent by certified or registered mail, or one (1) business day after deposit with such private courier service. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other parties thereto at least fifteen (15) days’ prior written notice hereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses to any other address within the United States of America. Tenant agrees to send a copy of any notice of default under the Lease to Lender at the same time such notice is sent to Landlord.

7.   Landlord’s Release . Landlord hereby releases Tenant from all claims, losses and liabilities arising from Tenant’s payment of rent and other sums to Lender following Tenant’s receipt of written notice directing Tenant to make such payments to Lender. All such payments made by Tenant to Lender shall be credited to installments of rent otherwise payable to Landlord under the Lease.

8.   Tenant’s Property Unaffected . Neither the Security Instrument, the assignment of leases, nor any other instrument or agreement executed in connection therewith shall cover or be construed as subjecting in any manner to the lien thereof, any merchandise, goods, improvements, trade fixtures, signs or other personal property owned by Tenant or its subtenants or licensees in, on, under, over or at the Leased Premises regardless of the manner or mode of attachment thereof.

9.   Statements by Lender . Lender hereby advises Tenant that (a) Lender is the beneficiary of the Security Instrument and the holder of any other documents evidencing, securing or relating to the Loan, and (b) such agreements have not been transferred, pledged or assigned by Lender.

10.   Cooperation . Within fifteen (15) days following Lender’s receipt of any proposed written amendment or modification to the Lease, Lender shall either (a) grant such consent or, subject to the other terms and conditions hereof, or (b) advise Landlord and Tenant of the basis for Lender’s reasonable denial of such consent. If the transmittal letter to Lender accompanying such amendment or modification states in capital letters that such amendment or modification will be deemed approved by Lender if Lender fails to approve or disapprove such amendment or modification within fifteen (15) days, and if within such fifteen (15) day period Lender fails to advise Landlord and Tenant of Lender’s decision either to grant or to withhold its consent to any such amendment or modification, then Lender shall be deemed to have approved such amendment or modification and, should Lender or another party complete the foreclosure or other acquisition of the Leased Premises or the Property, Lender or such other party shall be bound by the terms thereof.

11.    Miscellaneous.

(a)     In the event of any conflict or inconsistency between the provisions of this Agreement and the Lease, the provisions of this Agreement shall govern; provided, however, that the foregoing shall in no way diminish Landlord’s obligations or liability to Tenant under the Lease.

(b)     Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

(c)    Tenant agrees that it will not subordinate the Lease to the lien of any mortgage or deed of trust other than the Security Instrument for so long as the Security Instrument shall remain a lien on the Property. Landlord agrees that notwithstanding any provision of the Lease to the contrary, Tenant shall not be required to subordinate Tenant’s rights under the Lease to any other party so long as the Security Instrument shall remain a lien on the Property. Landlord shall provide Tenant with written documentation evidencing the release and reconveyance of the Security Instrument promptly following such release and reconveyance.

(d)    This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

(e)    The captions appearing under the paragraph number designations of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

(f)     If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

(g)   This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

(h)   This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same agreement.

(i)   This Agreement cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Tenant, Landlord or Lender, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modified, amendment, waiver, extension, change, discharge or termination is sought.

(j)   In the event of litigation between any of the parties hereto, the prevailing party shall be entitled to collect its reasonable attorneys’ fees and expenses from the non-prevailing party.

IN WITNESS WHERE OF , the parties have executed this Agreement as of the dates set forth adjacent to their signatures below to be effective as of the date of the Security Instrument.
TENANT: Date: April ___, 2004	WebEx Communications, Inc., a Delaware corporation By: ______________________________ Name: ___________________________ Its: ______________________________
LANDLORD: Date: April ___, 2004
MISSION TOWERS, LLC,
a Delaware limited liability company

By:    Divco West Property Services, LLC,
      a Delaware limited liability company, its Agent

         By:     __________________________
         Name:    David A. Taran
         Its:     Authorized Signatory

LENDER: Date: April ___, 2004	COR US BANK, N.A., a national banking association By: ___________________________ Name: ___________________________ Its: ___________________________

STATE OF:______________________  )
                 ) SS.
COUNTY OF ____________________ )

On _______________, _____, before me, the undersigned, a Notary Public in and for said State and County, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) as _________________________ of ______________________________ and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature ________________________________ (Seal)

STATE OF:______________________  )
                 ) SS.
COUNTY OF ____________________ )

On _______________, _____, before me, the undersigned, a Notary Public in and for said State and County, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) as _________________________ of ______________________________ and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

Signature __________________________________ (Seal)

STATE OF:______________________  )
                 ) SS.
COUNTY OF ____________________ )

On _______________, _____, before me, the undersigned, a Notary Public in and for said State and County, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) as _________________________ of ______________________________ and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

Signature __________________________________ (Seal)

EXHIBIT A TO SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

DESCRIPTION OF THE PROPERTY